AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1998

                                                     REGISTRATION NO. 333-64649

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                         JCP MASTER CREDIT CARD TRUST
                         (ISSUER OF THE CERTIFICATES)

                             JCP RECEIVABLES, INC.
                  (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    6141                    75-2231415
     (STATE OR OTHER          (PRIMARY STANDARD            (IRS EMPLOYER
     JURISDICTION OF              INDUSTRIAL            IDENTIFICATION NO.)
     INCORPORATION OR      CLASSIFICATION CODE NO.)
      ORGANIZATION)

                       6501 LEGACY DRIVE, MAIL STOP 1318
                              PLANO, TEXAS 75024
                                (972) 431-2082
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                            CHARLES R. LOTTER, ESQ.
                    EXECUTIVE VICE PRESIDENT, SECRETARY AND
                                GENERAL COUNSEL
                          J. C. PENNEY COMPANY, INC.
                               6501 LEGACY DRIVE
                              PLANO, TEXAS 75024
                                (972) 431-1000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------

                                  COPIES TO:

       JEFFREY J. VAWRINEK, ESQ.             JAMES S. STRINGFELLOW, ESQ.
      J. C. PENNEY COMPANY, INC.        SKADDEN, ARPS, SLATE, MEAGHER & FLOM
   6501 LEGACY DRIVE, MAIL STOP 1103                     LLP
          PLANO, TEXAS 75024                      919 THIRD AVENUE

                                              NEW YORK, NEW YORK 10022
                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                           PROPOSED
                                             PROPOSED      MAXIMUM
                                AMOUNT       MAXIMUM      AGGREGATE    AMOUNT OF
  TITLE OF EACH CLASS OF        TO BE     OFFERING PRICE   OFFERING   REGISTRATION
SECURITIES TO BE REGISTERED   REGISTERED   PER UNIT(1)     PRICE(1)      FEE(2)
----------------------------------------------------------------------------------
 Class A Asset Backed
  Certificates, Series
  E.....................     $550,000,000      100%      $550,000,000   $162,250

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(1)Estimated solely for the purpose of calculating the registration fee.

(2)A registration fee of $295 was paid in connection with the initial filing of this Registration Statement on September 29, 1998.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED NOVEMBER 12, 1998

PROSPECTUS

                               $550,000,000

                          JCP MASTER CREDIT CARD TRUST

               % Class A Asset Backed Certificates, Series E

                             JCP RECEIVABLES, INC.
                            Originator of the Trust

                           J. C. PENNEY COMPANY, INC.
                          Servicer of the Receivables
                                   --------

Each     %  Class  A  Asset Backed  Certificate,  Series  E  (collectively, the
"Certificates") will represent an undivided interest in the JCP Master Credit Card Trust (the "Trust") which was formed pursuant to a Master Pooling and Servicing Agreement, as amended, among JCP Receivables, Inc. ("JCPR"), as the seller of the Certificates and the originator of the Trust, J. C. Penney Company, Inc. ("JCPenney"), as servicer (the "Servicer"), and The Fuji Bank and Trust Company, as trustee (the "Trustee"), as supplemented by the Series E Supplement relating to the Certificates (together, the "Pooling and Servicing Agreement"). Concurrently with the issuance of the Certificates, the Trust will issue the Class B Investor Interest, Series E (the "Class B Investor Interest") in the initial amount of $60,365,854 and the Class C Investor Interest, Series E (the "Class C Investor Interest" and, together with the Class B Investor Interest, the "Series E Investor Interests") in the initial amount of $60,365,854, each of which will be subordinated to the Certificates as described herein. Only the Certificates are being offered hereby. The property of the Trust includes a portfolio of JCPenney credit card receivables ("Receivables") generated, or to be generated, by JCPenney and its affiliates in the ordinary course of business and all monies due or to become due in respect of the
    Receivables. The Trust has previously issued four other series of certificates that evidence undivided interests in the Trust, two of which are currently outstanding. JCPR owns the remaining undivided interest in the Trust not represented by the Certificates, the Series E Investor Interests or certificates relating to such other series issued by the Trust. From time to time, JCPR may offer other series (each, a "Series"), which may have terms significantly different from the terms of the Certificates and the Series E  Investor Interests, by
     exchanging  a   portion  of  its  interest   in  the  Trust  for  the
     certificates of such other Series. The certificates of any such other Series evidence undivided interests in certain assets of the Trust.

 The Certificates initially will be  represented by Certificates which will be registered in the name of Cede & Co., the nominee of The Depository Trust
     Company. The  interests  of holders  of beneficial  interests  in the
      Certificates  ("Certificate Owners")  will be  represented by  book entries  on the  records of  The Depository  Trust Company  and participating members thereof. Definitive Certificates will be available to Certificate Owners only under the
              limited circumstances described herein. See
                "Description of the Certificates and the
                   Pooling and Servicing Agreement
                      --Definitive Certificates."

           There currently is no market for the Certificates, and
             there is no assurance that one  will develop or, if
                one does develop, that it will continue until
                      the Certificates are paid in full.

                                                   (continued on next page)

     FOR  A DISCUSSION  OF CERTAIN  FACTORS THAT SHOULD  BE CONSIDERED  IN
           CONNECTION WITH  AN INVESTMENT  IN THE  CERTIFICATES, SEE
                "RISK FACTORS" ON PAGE 14 HEREIN.

THE CERTIFICATES REPRESENT UNDIVIDED INTERESTS IN THE TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF JCPR, JCPENNEY OR ANY AFFILIATE
 THEREOF, EXCEPT  TO  THE  EXTENT DESCRIBED  HEREIN.  A CERTIFICATE  IS  NOT A
 DEPOSIT  AND  NEITHER  THE   CERTIFICATES  NOR  THE  UNDERLYING  ACCOUNTS  OR
  RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR
   INSTRUMENTALITY.

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES  COMMISSION  NOR   HAS  THE
  SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION
   PASSED  UPON   THE  ACCURACY   OR  ADEQUACY   OF  THIS   PROSPECTUS.  ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                      UNDERWRITING
                                            PRICE TO  DISCOUNTS AND PROCEEDS TO
                                            PUBLIC(1)  COMMISSIONS   JCPR(1)(2)
                                            --------- ------------- ------------
Per Certificate............................       %           %            %
Total......................................    $           $            $

(1) Plus accrued interest, if any, at the Class A Certificate Rate from       ,
    1998.
(2) Before deduction of expenses payable by JCPR estimated at $   .

  The Certificates are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that the Certificates will be delivered in
book-entry form on or about       , 1998, through the facilities of The
Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System.

CREDIT SUISSE FIRST BOSTON

                         BEAR, STEARNS & CO. INC.
                                                        MERRILL LYNCH & CO.

                         Prospectus dated       , 1998

(continued from previous page)

  Interest on the Certificates will accrue at the rate of    % per annum (the
"Class A Certificate Rate"). Interest with respect to the Certificates will be distributed on the 15th day of each month or, if such 15th day is not a business day, the next succeeding business day (each, a "Distribution Date"),
commencing     , 1998. Principal on the Certificates is scheduled to be
distributed on the       , 2003 Distribution Date (the "Class A Expected Final
Distribution Date"), but may be paid earlier or later under certain limited circumstances described herein.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             AVAILABLE INFORMATION

  JCPR, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Certificates offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Seven World Trade Center, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, or through the Web site maintained by the Commission at (http://www.sec.gov). Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, JCPR, on behalf of the Trust, files reports and other information with the Commission. Copies of such reports and other information with respect to the Trust can be inspected and copied at the public reference facilities maintained by the Commission referred to above.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates (as hereinafter defined) are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co., as registered holder of the Certificates, pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates and the Pooling and Servicing Agreement--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. JCPR does not intend to send any of its financial reports to Certificate Owners.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms which are used herein are defined elsewhere in this Prospectus. See "Index of Key Terms." Unless the context otherwise requires, certain capitalized terms, when used herein, only relate to the Certificates. Other Series which may be issued pursuant to other similar prospectuses or disclosure documents may also use such capitalized terms in such prospectuses or documents. However, in such cases, reference to such terms will, unless the context otherwise requires, only be made in the context of the issuance of such other Series.

Trust.......................  JCP Master Credit Card Trust ("Trust") was formed pursuant to the Pooling and Servicing Agreement. The property of the Trust includes a portfolio of Receivables generated or to be generated by JCPenney and its affiliates in the ordinary course of business and arising under designated credit card accounts ("Accounts") in the portfolio (the "JCPenney Portfolio") of accounts (the "JCPenney credit card accounts") of JCPenney Card Bank, National Association, a wholly owned subsidiary of JCPenney ("JCP Card Bank"), all monies due or to become due in respect of the Receivables, all proceeds of the Receivables and proceeds of credit insurance policies relating to the Receivables and all monies on deposit in certain bank accounts of the Trust. JCP Card Bank, through JCPenney, has sold or transferred to JCPR, and JCPR has transferred to the Trust, all Receivables arising in the Accounts.

Securities Offered..........
                              Each of the Certificates offered hereby
                              represents an undivided interest in the Trust. Each such Certificate represents the right to receive payments of interest at the Class A Certificate Rate and payment of principal on the Class A Expected Final Distribution Date or, in certain limited circumstances, earlier as described herein, which will be funded from a varying percentage of the payments received with respect to the Receivables. JCPR may, at its option, repurchase the Certificates on any Distribution Date on or after the Class A Expected Final Distribution Date (as hereinafter defined). The interest of the holders of the Certificates (the "Certificateholders") in the Trust (the "Class A Investor Interest") will initially equal $550,000,000. The interest of the holder of the Class B Investor Interest (the "Class B Interest Holder") in the Trust (the "Class B Investor Interest") will initially equal $60,365,854. The interest of the holder of the Class C Investor Interest (the "Class C Interest Holder") in the Trust (the "Class C Investor Interest" and, together with the Class A Investor Interest and the Class B Investor Interest, the "Investor Interest" or the "Investor Amount") will initially equal $60,365,854. The Investor Interest will be reduced by the aggregate amount of (1) all transfers in respect of principal on the Certificates, the Class B Investor Interest and the Class C Investor Interest made to the Principal Funding Account (as hereinafter defined), (2) all distributions in respect of principal to Certificateholders, the Class B Interest Holder and the Class C Interest Holder (without duplication of amounts transferred pursuant to clause (1) of this sentence) and
                              (3) Investor

                              Charge Offs (as hereinafter defined). JCPR owns the remaining undivided interest in the Principal Receivables (as hereinafter defined) in the Trust not represented by the Certificates, the Series E Investor Interests or certificates of another Series ("JCPR Amount"). The Certificates will be issued pursuant to an Exchange (as hereinafter defined) as provided for in the Pooling and Servicing Agreement. See "Description of the Certificates and the Pooling and Servicing Agreement." The Certificates represent interests in the Trust and do not represent interests in or obligations of JCPR, JCPenney or any affiliate thereof, except to the extent provided herein. None of the Certificates, the Accounts, the Receivables or any collections thereon are insured or guaranteed by JCPR, JCPenney or any affiliate of either or by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency or instrumentality.

                              The Series E Investor Interests are not being offered hereby and are expected to be initially retained by JCPR. JCPR reserves the right to sell the Class B Investor Interest or the Class C Investor Interest at any time.

                              As of the date hereof, the Trust has two other issued and outstanding Series of certificates:
                              (1) its 8.95% Asset Backed Certificates, Series B ("Series B Certificates") having an initial principal amount of $350,000,000; and (2) its 9.625% Asset Backed Certificates, Series C ("Series C Certificates") having an initial principal amount of $375,000,000.

Accounts and Receivables....  The Accounts currently consist of substantially all the United States JCPenney credit card accounts in Cycles One, Two, Three and Four (four of the 10 billing cycles for JCPenney credit card accounts) that satisfied the criteria provided in the Pooling and Servicing Agreement as of the applicable cut-off date (the "Addition Date"). The Accounts include JCPenney credit card accounts originated by JCP Card Bank in which JCPenney has purchased the Receivables arising thereunder but do not include commercial accounts and accounts serviced by third parties in Puerto Rico, Mexico and Chile. Additional accounts added to such Cycles in the normal operation of JCPenney's credit card business and satisfying the criteria provided in the Pooling and Servicing Agreement are expected to be added to the Trust on a daily basis as a category of Additional Accounts (as hereinafter defined). The Receivables arising in the Accounts and the Additional Accounts (regardless of which category of such Accounts) consist of amounts charged by cardholders for merchandise and services (excluding insurance other than credit insurance) purchased from JCPenney and its affiliates ("Principal Receivables"), plus the related finance charges, amounts, if any, charged to the Accounts in respect of late charges and returned check fees and similar fees and charges (collectively, the "Finance Charge Receivables") and recoveries (net of estimated recovery expenses) of Receivables charged off pursuant to the Pooling and Servicing Agreement ("Recoveries"). The Receivables arising from the Accounts as of the beginning of September 30, 1998 totaled $1,444,269,021 in Principal Receivables and $3,767,072 in Finance Charge Receivables. The Finance Charge Receivables and Receivables in Defaulted Accounts (as hereinafter defined) have been or will be conveyed to the Trust but will not affect the Investor Amount or the JCPR Amount, each of which is determined on the basis of the amount of Principal Receivables in the Trust.

                              Under the Pooling and Servicing Agreement, the Servicer may estimate the amounts of Principal Receivables and Finance Charge Receivables and allocate collections in respect thereof using a formula that assumes generally that, for all accounts within a particular billing cycle, a pro rata portion of the Finance Charge Receivables billed on a given cycle billing date is received on each processing day during such period. The determination of the amount of Finance Charge Receivables in the Accounts as of the Addition Date is made on the same basis. Any such estimates are binding for all purposes on the Certificateholders, the Trustee and JCPR. See "Description of the Certificates and the Pooling and Servicing Agreement--Investor Percentage and JCPR Percentage."

                              JCPR has entered into a Receivables Purchase
                              Agreement dated as of September 5, 1988, as amended, between JCPR, as purchaser, and JCPenney, as seller (together with any supplements thereto, the "Receivables Purchase Agreement"). Pursuant to the Receivables Purchase Agreement, JCPenney has sold or transferred to JCPR all its right, title and interest in and to the Receivables arising in the Accounts. JCPR in turn has transferred such Receivables to the Trust pursuant to the Pooling and Servicing Agreement. JCPR has also assigned to the Trust its rights with respect to the Receivables under the Receivables Purchase Agreement. See "Description of the Receivables Purchase Agreement."

                              Subject to certain conditions, JCPR has the right to add accounts ("Additional Accounts") to, or remove accounts ("Removed Accounts") from, the Accounts from time to time. The total amount of Receivables in the Trust fluctuates from day to day because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables usually differ each day. Because the JCPR Amount represents the interest in the Principal Receivables in the Trust not represented by the Certificates, the Series E Investor Interests or certificates of other Series, the JCPR Amount fluctuates from day to day as Receivables are collected and new Receivables are transferred to the Trust and as Receivables from Additional Accounts and Receivables from Removed Accounts are added to and removed from the Trust. See "The Accounts." The aggregate undivided interest in the Principal

                              Receivables in the Trust evidenced by the Certificates and the Series E Investor Interests will never exceed the Investor Amount regardless of the total amount of Principal Receivables in the Trust.

Denominations...............  The Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof.

Registration of               The Certificates will initially be represented by
Certificates................  Certificates registered in the name of Cede & Co.
                              ("Cede"), as the nominee of The Depository Trust
                              Company ("DTC"). No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except if Definitive Certificates (as hereinafter defined) are issued under the limited circumstances described herein. All references herein to "Certificateholders" shall refer to Certificate
                              Owners, except as otherwise specified herein. See
                              "Description of the Certificates and the Pooling and Servicing Agreement--Definitive
                              Certificates."

Exchanges...................
                              The Pooling and Servicing Agreement provides that the Trust will issue two types of certificates:
                              (1) one or more Series of certificates that will be transferable and have the characteristics described below and (2) the Exchangeable Certificate, which will evidence the JCPR Amount and which will initially be held by JCPR and will generally not be transferable, except that certain interests therein may be transferred to JCPenney pursuant to the Receivables Purchase Agreement or to affiliates of JCPenney. See "Description of the Receivables Purchase Agreement." The Pooling and Servicing Agreement also provides that, pursuant to any one or more supplements to the Pooling and Servicing Agreement (each, a "Supplement"), JCPR may deliver the Exchangeable Certificate to the Trustee in exchange for one or more new Series and a reissued Exchangeable Certificate (any such exchange, an "Exchange"). Under the Pooling and Servicing Agreement, JCPR may define, with respect to any Series, certain terms of the Series. JCPR may offer any Series to the public or other investors. The Certificates, together with the Series E Investor Interests (collectively, "Series E"), will be the fifth Series to be offered by the Trust. Set forth under "Description of the Certificates and the Pooling and Servicing Agreement--Prior Issuance of Certificates Outstanding" is a chart which provides the principal terms and other relevant characteristics of the Series B Certificates and Series C Certificates which are the Series previously issued by the Trust currently outstanding. JCPR may offer, from time to time, additional Series to be issued by the Trust.

                              Under the Pooling and Servicing Agreement and pursuant to a Supplement, an Exchange may occur only upon delivery to the Trustee of the following: (a) a Supplement in form satisfactory to the Trustee signed by JCPR and JCPenney and specifying certain terms of such Series, (b) any form of credit enhancement required by such Supplement, (c) if any form of credit enhancement is required by such Supplement, an appropriate agreement with respect thereto, (d) letters from each Rating Agency confirming that the issuance of the new Series will not result in the reduction or withdrawal of its rating of any prior outstanding Series, (e) an opinion of counsel to the effect that the certificates of such Series under existing law should be characterized as indebtedness of JCPR for federal income tax purposes and (f) the existing Exchangeable Certificate. These documents will be delivered to the Trustee prior to the issuance of the Certificates. See "Risk Factors--Additional Series."

Seller and Servicer.........  JCPR, which is the seller of the Certificates, the originator of the Trust and the transferor of the Receivables, is an indirect, wholly owned, limited purpose subsidiary of JCPenney. JCPenney, as Servicer, services the Receivables for the Trust pursuant to the Pooling and Servicing Agreement.

Collections.................  The Servicer deposits all collections of
                              Receivables for all Series in an account established for such purpose ("Collection Account"); provided, however, that, subject to certain conditions, JCPenney, as Servicer, is generally permitted to retain all such collections for its own use until two business days preceding each Distribution Date. All amounts deposited in the Collection Account are allocated by the Servicer between amounts collected in respect of Principal Receivables and amounts collected in respect of Finance Charge Receivables, in each case based on the estimating procedures described herein. Such amounts are then allocated among each Series and JCPR based upon the Series' relative investor amounts and the JCPR Amount. See "Description of the Certificates and the Pooling and Servicing Agreement--Applications of Collections."

Interest....................
                              Interest on the Certificates will be distributed monthly on each Distribution Date, commencing
                                  , 1998, at the Class A Certificate Rate.
                              Interest is calculated on the basis of a 360-day year comprised of twelve 30-day months and, in the case of the first Monthly Period (as
                              hereinafter defined), will accrue from     , 1998
                              (the "Closing Date"). Interest payments are funded from the portion of Finance Charge Receivables and Net Recoveries, if any, collected during the preceding month allocable to the Investor Amount, and, if necessary, from certain other amounts. See "--Subordination of the Series E Investor Interests" and "--Additional Amounts Available to Certificateholders and the Class B Interest Holder." The term "Net Recoveries" means, with respect to any Monthly Period, the excess, if any, of Recoveries collected during such month over the aggregate amount of Receivables in Defaulted Accounts charged off during such Monthly Period. See "Description of the Certificates and the Pooling and Servicing Agreement."

Revolving Period............
                              The "Revolving Period" with respect to the Certificates means the period from and including the Closing Date to, but not including, the earlier of (a) the commencement of the Controlled Accumulation

                              Period or (b) the commencement of the Rapid
                              Amortization Period. The controlled accumulation period with respect to the Certificates (the "Controlled Accumulation Period") is scheduled to
                              begin at the end of the day on    , 2003. During
                              the Revolving Period, collections of Principal Receivables allocable to the Investor Interest will be paid from the Trust to JCPR (or, in certain circumstances, to the Class C Interest Holder) rather than to the Certificateholders. See "Description of the Certificates and the Pooling and Servicing Agreement."

Controlled Accumulation       Unless a Pay Out Event has occurred, the
Period.................       Controlled Accumulation Period will begin at the
                              close of business on the last day of the Revolving Period and will end on the earlier of
                              (i) the commencement of the Rapid Amortization
                              Period or (ii) the payment of the Investor
                              Interest in full. During the Controlled
                              Accumulation Period, amounts equal to the least of (a) Available Investor Principal Collections for the related Monthly Period, (b) the sum of the applicable Controlled Accumulation Amount for such Monthly Period and the applicable Deficit
                              Controlled Accumulation Amount, if any (such applicable sum, the "Controlled Deposit Amount") and (c) the sum of the Class A Adjusted Investor
                              Interest (as hereinafter defined) and the Class B
                              Adjusted Investor Interest (as hereinafter defined) on the applicable Transfer Date will be deposited on each Distribution Date beginning with the Distribution Date in the month following the commencement of the Controlled Accumulation
                              Period in a trust account established for the benefit of the Certificateholders, the Class B
                              Interest Holder and the Class C Interest Holder, and used to make principal distributions to the Certificateholders, the Class B Interest Holder and the Class C Interest Holder when due (the
                              "Principal Funding Account"). The "Transfer Date" with respect to any Distribution Date is the business day preceding such Distribution Date.
                              If, for any Monthly Period, the Available
                              Investor Principal Collections for such Monthly
                              Period exceed the applicable Controlled Deposit
                              Amount, any such excess will be first paid to the Class C Interest Holder to the extent that the Class C Investor Interest exceeds the Required
                              Class C Investor Interest or, subject to certain limitations, paid to JCPR. If, for any Monthly
                              Period, the Available Investor Principal
                              Collections for such Monthly Period are less than the applicable Controlled Deposit Amount, the amount of such deficiency will be the applicable
                              "Deficit Controlled Accumulation Amount" for the succeeding Monthly Period.

                              If a Pay Out Event occurs during the Controlled Accumulation Period, the Rapid Amortization Period will commence.

                              Other Series offered by the Trust may or may not have accumulation periods like the Controlled Accumulation Period, and such periods may have different lengths and begin on different dates than the Controlled Accumulation Period. Thus, certain Series may be in their revolving periods while others are in periods during which collections of Principal Receivables are distributed to or held for the benefit of certificateholders of such other Series.

Rapid Amortization Period...
                              During the period from the day on which a Pay Out Event has occurred and ending on the earlier of
                              (a) the payment of the Investor Amount in full or
                              (b) the date on which Series E terminates (the "Rapid Amortization Period"), Available Investor Principal Collections will be distributed monthly on each Distribution Date first to the Certificateholders and, following payment of the Class A Investor Interest in full, to the Class B Interest Holder and, following payment of the Class B Investor Interest in full, to the Class C Interest Holder beginning with the Distribution Date in the month following the commencement of the Rapid Amortization Period. See "Description of the Certificates and the Pooling and Servicing Agreements--Investor Percentage and JCPR Percentage" and "--Pay Out Events."

Subordination of the Series
E Investor Interests...

                              The Series E Investor Interests will be
                              subordinated, as described herein, to the extent necessary to fund payments with respect to the Certificates as described herein. In addition, the Class C Investor Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Investor Interest. If the Class C Investor Interest is reduced to zero, the Class B Interest Holder will bear directly the credit and other risks associated with its interest in the Trust. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B Investor Interest in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal and interest distributable to the Class B Interest Holder will be reduced. Such reductions of the Class B Investor Interest will thereafter be reimbursed and the Class B Investor Interest increased on each Transfer Date by the amount, if any, of Excess Spread for such Transfer Date available for that purpose. See "Description of the Certificates and the Pooling and Servicing Agreement--Subordination."

Additional Amounts
Available to
Certificateholders and the
Class B Interest Holder.....
                              With respect to any Transfer Date, Excess Spread will be applied to fund the Class A Required Amount and the Class B Required Amount, if any. The "Class A Required Amount" means the amount, if any, by which the sum of (a) the Class A Monthly Interest due on the related Distribution Date and any overdue Class A Monthly Interest and Class A Additional Interest, if any, (b) the Class A Servicing Fee for the related Monthly Period and any overdue Class A Servicing Fee and
                              (c) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. The "Class B Required Amount" means the amount, if any, equal to the sum of

                              (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and any overdue Class B Monthly Interest and Class B Additional Interest, if any, and (ii) if JCPenney or an affiliate thereof is no longer the Servicer, the Class B Servicing Fee for the related Monthly Period and any overdue Class B Servicing Fee exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. The "Required Amount" for any Monthly Period shall mean the sum of (a) the Class A Required Amount and (b) the Class B Required Amount, each for such Monthly Period. "Excess Spread" for any Transfer Date will equal the sum of (a) the excess of (i) Class A Available Funds for the related Monthly Period over (ii) the sum of the amounts referred to in clauses (a), (b) and (c) in the definition of "Class A Required Amount" above, (b) the excess of (i) Class B Available Funds for the related Monthly Period over (ii) the sum of the amounts referred to in clauses
                              (a)(i) and (a)(ii) in the definition of "Class B Required Amount" above and (c) Class C Available Funds for the related Monthly Period not used under certain circumstances to pay the Class C Servicing Fee, as described herein.

                              If, on any Transfer Date, Excess Spread is less than the Class A Required Amount, Reallocated Principal Collections allocable first to the Class C Investor Interest and then to the Class B Investor Interest with respect to the related Monthly Period will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to such Monthly Period are insufficient to fund the remaining Class A Required Amount for the related Transfer Date, then the Class C Investor Interest (after giving effect to reductions for any Class C Investor Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such deficiency (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Class C Investor Interest to be a negative number, the Class C Investor Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Class C Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over the amount of such reduction, if any, of the Class C Investor Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over such reductions in the Class C Investor Interest and the Class B Investor

                              Interest with respect to such Monthly Period) (such reduction, a "Class A Investor Charge-Off"). If the Class C Investor Interest and the Class B Investor Interest are reduced to zero, the Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates and the Pooling and Servicing Agreement--Reallocation of Cash Flows" and "-- Defaulted Receivables; Rebates."

                              If, on any Transfer Date, Excess Spread not required to pay the Class A Required Amount and to reimburse Class A Investor Charge-Offs is less than the Class B Required Amount, Reallocated Principal Collections allocable to the Class C Investor Interest for the related Monthly Period not required to pay the Class A Required Amount will be used to fund the remaining Class B Required Amount. If such remaining Reallocated Principal Collections allocable to the Class C Investor Interest with respect to such Monthly Period are insufficient to fund the remaining Class B Required Amount for the related Transfer Date, then the Class C Investor Interest (after giving effect to reductions for any Class C Investor Charge-Offs, Reallocated Principal Collections and any adjustments made thereto for the benefit of the Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Class C Investor Interest to be a negative number, the Class C Investor Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Class C Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class B Investor Default Amount for such Monthly Period over such reduction in the Class C Investor Interest with respect to such Monthly Period) (such reduction, a "Class B Investor Charge-Off"). In the event of a reduction of the Class A Investor Interest, the Class B Investor Interest or the Class C Investor Interest, the amount of principal and interest available to fund payments with respect to the Certificates and the Class B Investor Interest will be decreased. See "Description of the Certificates and the Pooling and Servicing Agreement--Reallocation of Cash Flows" and "--Defaulted Receivables; Rebates."

Required Class C Investor
Interest....................  The "Required Class C Investor Interest" means
                              (a) initially, $ 60,365,854 (the "Initial Class C Investor Interest") and (b) with respect to any Transfer Date thereafter, an amount equal to 9.0% of the sum of the Class A Adjusted Investor Interest and the Class B Adjusted Investor Interest on such Transfer Date, after taking into account payments to be made on the related Distribution Date, and the Class C Adjusted Investor Interest (as hereinafter defined) on the prior Transfer Date after any adjustments made on such Transfer Date, but not less than $20,121,951; provided, however, that (i) if certain reductions in the Class C Investor Interest occur or if a Pay

                              Out Event occurs, the Required Class C Investor Interest for such Transfer Date shall equal the Required Class C Investor Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event;
                              (ii) in no event shall the Required Class C
                              Investor Interest exceed the sum of the unpaid principal amount of the Certificates and the Class B Investor Interest as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date; and (iii) the Required Class C Investor Interest may be reduced at any time to a lesser amount if the Rating Agency Condition is satisfied. See "Description of the Certificates and the Pooling and Servicing Agreement--Required Class C Investor Interest."

                              "Rating Agency Condition" means the notification in writing by each Rating Agency to JCPR, the Servicer and the Trustee that a proposed action will not result in such Rating Agency reducing or withdrawing its then existing rating of the certificates of any outstanding Series or Class of a Series with respect to which it is a Rating Agency.

                              If on any Transfer Date, the Class C Investor Interest is less than the Required Class C Investor Interest, certain Excess Spread amounts, if available, will be used to increase the Class C Investor Interest to the extent of such shortfall. If on any Transfer Date the Class C Investor Interest equals or exceeds the Required Class C Investor Interest, any such Excess Spread amounts will be distributed to the Class C Interest Holder and will not be available to the Certificateholders or the Class B Interest Holder.

Repurchase; Final Payment
of Principal;  Mandatory
Termination.................

                              Under the Pooling and Servicing Agreement, JCPR has the option to repurchase the Investor Interest on any Distribution Date on or after the Class A Expected Final Distribution Date. The repurchase price will be equal to 100% of the Investor Interest plus accrued and unpaid interest thereon through the Distribution Date on which the repurchase occurs. In any event, if the
                              Investor Amount is not zero on        , 2007,
                              final payment in respect of the Certificates will be required to be made on such date. See "Description of the Certificates and the Pooling and Servicing Agreement--Repurchase; Final Payment of Principal; Termination" and "Description of the Receivables Purchase Agreement--Certain Covenants."

Record Date.................  The last business day of the month preceding any
                              Distribution Date.

Trustee.....................
                              The Fuji Bank and Trust Company.

Tax Status..................  Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to JCPR, is of the opinion that, under existing law, the Certificates will be characterized as indebtedness for federal income tax purposes. Under the Pooling and Servicing Agreement, JCPR and the Certificateholders agree to treat the Certificates as debt for income tax purposes. See "Certain U.S. Federal Income Tax Consequences" for additional information concerning the application of federal income tax laws.

ERISA Considerations........
                              Under regulations issued by the Department of Labor, the Trust's assets would not be deemed "plan assets" of an employee benefit plan holding an interest in the Certificates if certain conditions are met, including that interests in such class of Certificates be held by at least 100 persons independent of JCPR and each other upon completion of the public offering of the Certificates. The Underwriters expect, although no assurance can be given, that the Certificates will be held by at least 100 such persons, and JCPR anticipates that the other conditions of the "publicly-offered security" exception contained in the regulations will be met with respect to the Certificates. No monitoring or other measures will be taken to ensure that any such conditions will be satisfied with respect to the Certificates. If the Trust's assets were deemed to be "plan assets" of such a plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code") would apply to all transactions involving the Trust's assets. Accordingly, employee benefit plans contemplating purchasing Certificates should consult their own counsel before making such a purchase. See "ERISA Considerations."


Certificate Rating.....       It is a condition to the issuance of the
                              Certificates that they be rated in the highest rating category by at least one Rating Agency.
                              The rating of the Certificates is based primarily on the value of the Receivables and the terms of the Class B Investor Interest and the Class C
                              Investor Interest.

                                 RISK FACTORS

  Limited Liquidity. There is currently no market for the Certificates. The Underwriters expect, but are not obligated, to make a market in the Certificates. There is no assurance that a secondary market will develop or, if it does develop, that it will provide Certificate Owners with liquidity of investment or that it will continue until the Certificates are paid in full.

  Non-Recourse to JCPenney and JCP Card Bank. No Certificateholder will have recourse to any assets of JCPenney or JCP Card Bank for payment of the Certificates. Consequently, Certificateholders must rely solely upon payments on the Receivables for payment of principal of and interest on the Certificates. Should the Certificates not be paid in full on a timely basis, Certificateholders may not look to any assets of JCPenney or JCP Card Bank to satisfy their claims.

  Certain Legal Aspects. JCPenney warrants in the Receivables Purchase Agreement that the sale or transfer of the Receivables by it to JCPR is a valid sale of the Receivables to JCPR, and JCPR warrants in the Pooling and Servicing Agreement that the transfer of the Receivables by it to the Trust is either a valid transfer of the Receivables or the grant of a security interest in the Receivables to the Trust. JCPenney and JCPR have taken such actions as are required to perfect the Trust's security interest in the Receivables. JCPR warrants to the Trust that if the transfer of any of the Receivables by it is deemed to be a grant of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein. If, however, the transfer of such Receivables to the Trust is deemed to create a security interest therein, a tax or government lien on property of JCPR arising before such Receivables came into existence may have priority over the Trust's interest in such Receivables.

  In addition, while JCPenney is the Servicer, cash collections, subject to certain conditions, may be commingled and used for JCPenney's own benefit prior to each Distribution Date and, in the event of the insolvency or receivership of JCPenney or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections. If, however, the short term debt ratings of JCPenney are reduced below A-1 or P-1 by the applicable Rating Agency, JCPenney will commence depositing collections directly into the Collection Account within two business days after the date of processing.

  If a bankruptcy trustee or a receiver were appointed for JCPenney or JCPR, causing a Pay Out Event with respect to all Series then outstanding, then pursuant to the Pooling and Servicing Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless holders of more than 50% of the principal amount of all Series outstanding instruct otherwise), thereby causing a termination of the Trust and a loss to certificateholders of all Series (including the Certificateholders) if the net proceeds allocable to such Series from such sale were insufficient to pay certificateholders (including the Certificateholders) in full. If a bankruptcy trustee for JCPenney, JCPenney as debtor in possession or a creditor of JCPenney were to take the view that JCPenney and JCPR should be substantively consolidated or that the transfer of the Receivables from JCPenney to JCPR (and therefore from JCPR to the Trust) should be characterized as a pledge of such Receivables, then delays in payments on the Certificates or (should the bankruptcy court rule in favor of any such trustee, debtor in possession or creditor) reductions in such payments could result. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy."

  The Accounts and the Receivables are subject to numerous federal and state consumer protection laws that impose requirements on the making, enforcement and collection of consumer credit extensions. Pursuant to the Pooling and Servicing Agreement, JCPR covenants to accept retransfer from the Trust, and pursuant to the Receivables Purchase Agreement, JCPenney agrees to repurchase from JCPR, each Receivable that did not comply with all requirements of law at the time it was transferred to the Trust. JCPR makes to the Trust, and JCPenney makes to JCPR, certain other representations and warranties relating to the validity and enforceability of the Receivables. However, it is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties or for any other purpose. The sole remedy if any such representation or warranty is breached, and such breach continues beyond the applicable cure period, is that JCPR will be obligated to accept the retransfer of such Receivables and JCPenney will be obligated to repurchase such Receivables from JCPR. See "Description of the Certificates and the Pooling and Servicing Agreement--Representations and Warranties," "Description of the Receivables Purchase Agreement--Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

  Application of federal and state bankruptcy and debtor relief laws could affect the interests of the Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible. See "Description of the Certificates and the Pooling and Servicing Agreement--Defaulted Receivables and Rebates."

  Insolvency of JCP Card Bank. In a receivership or conservatorship of JCP Card Bank, if the conveyance of the Receivables by JCP Card Bank to JCPenney is not treated as a sale, but is deemed to create a security interest in the Receivables, JCPenney's interest in the Receivables may be subject to tax or other governmental liens relating to JCP Card Bank arising before the Receivables came into existence and to certain administrative expenses of the receivership or conservatorship. JCP Card Bank has taken or will take certain actions required to perfect JCPenney's interest in the Receivables.

  A conservator or receiver would have the power under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, JCP Card Bank. However, notwithstanding the insolvency of, or the appointment of a receiver or conservator for, JCP Card Bank, subject to certain qualifications, a valid perfected security interest of JCPenney in the Receivables should be enforceable (to the extent of JCPenney's "actual direct compensatory damages" as described below) and payments to JCPenney with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by such a conservator or receiver. If, however, the conservator or receiver were to assert that the security interest was unperfected or unenforceable, or were to require JCPenney to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to JCP Card Bank as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In the event of a repudiation of obligations by a conservator or receiver, FIRREA provides that a claim for the repudiated obligation is limited to "actual direct compensatory damages" (which in most cases are expected to include the outstanding principal on the Certificates plus interest accrued thereon to the date of payment) determined as of the date of the appointment of the conservator or receiver. The FDIC has not adopted a formal policy statement on payment of principal and interest on collateralized borrowings of banks that are repudiated. JCPR believes that the general practice of the FDIC in such circumstances is to permit the collateral to be applied to pay the principal owed plus interest at the contract rate up to the date of payment, together with the costs of liquidation of the collateral if provided for in the contract. In one case involving the repudiation by the Resolution Trust Corporation (the "RTC") of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine JCPenney's "actual direct compensatory damages" in the event a conservator or receiver of JCP Card Bank repudiated the transfer of the Receivables to JCPenney, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment.

  Payments and Maturity. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables or that any particular pattern of cardholder repayments will occur. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event and the commencement of the Rapid Amortization Period, and a significant decrease in the cardholder monthly payment rate could slow the accumulation of principal during the Controlled Accumulation Period or the return of principal during the Rapid Amortization Period, as the case may be. See "Maturity Assumptions."

  Dependence on JCPenney and its Affiliates. Because the credit cards in the JCPenney Portfolio can only be used to purchase merchandise and services from JCPenney and its affiliates, the Trust is completely dependent upon JCPenney and its affiliates for the generation of Receivables. The business of marketing merchandise and services is highly competitive. Although JCPenney is one of the largest department store and drugstore retailers in the United States, it has numerous competitors. Many factors enter into the competition for the consumer's patronage, including price, quality, style, service, product mix, convenience and credit availability. There can, therefore, be no assurance that JCPenney and its affiliates will continue to generate Receivables at the same rate as in prior years. In addition, changes from time to time in the mix of products sold by JCPenney and its affiliates may also affect the average maturity of the Receivables.

  Credit Card Competition. Since JCPenney accepts American Express, MasterCard, VISA and Discover cards as well as debit cards, the Trust depends on the decisions of JCPenney customers to use the JCPenney credit card rather than another credit card or payment alternative. The credit card industry is highly competitive. Interest rates and other benefits available through third party credit card sources may cause customers not to use or carry balances on JCPenney credit cards, thereby affecting account balances and payment patterns. If the rate at which JCP Card Bank generates new accounts declines significantly, JCPR might be unable to designate additional accounts to the Trust and a Pay Out Event could occur, resulting in payment of principal sooner than expected, or if significant decreases in Receivables occur during the Controlled Accumulation Period or the Rapid Amortization Period, later than expected.

  Consumer Protection Laws. The Accounts and the Receivables are subject to numerous federal and state consumer protection laws that impose requirements on the making, enforcement and collection of consumer credit extensions. As a national bank, JCP Card Bank is subject to national banking laws and applicable regulations. With respect to certain matters, however, such as maximum finance charges and other permissible charges, JCP Card Bank's activities are governed by the consumer credit laws of the State of Delaware where its charter is located. In addition, some of the Accounts continue to be subject to the consumer credit laws of the states in which the respective cardholders reside, including limits on the annual percentage rate of finance charges and amounts of other fees. Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdictions' consumer protection laws (including laws governing finance charges and fees imposed by issuers in connection with their operations in such jurisdictions). A successful challenge by such a jurisdiction could have an adverse impact on JCPenney credit operations or the yield on Receivables in the Trust. JCPenney, JCP Card Bank and the Trust may also be subject to other existing state and federal laws relating to retail credit such as laws concerning disclosure of credit terms in credit applications or periodic statements, credit discrimination, unauthorized use of credit cards, telephone solicitation practices, use of credit bureau reports, collection practices and preservation of certain claims and defenses. Any existing laws or the failure to comply with such laws may adversely affect the Servicer's ability to collect on the Receivables or maintain the required level of periodic finance charges and other fees.

  From time to time, bills have been introduced which, if enacted, might reduce the rate at which JCP Card Bank or JCPenney may impose finance charges and fees on accounts maintained by cardholders. JCPenney and JCP Card Bank have informed JCPR that they do not expect enactment of any state or federal legislation which would substantially reduce finance charge revenue or impair collections on receivables. There can be no assurance, however, that any such legislation will not be enacted in the future. If a bill imposing a ceiling on finance charge rates were enacted into law during the Revolving Period or the Controlled Accumulation Period, JCPenney could be required to lower the finance charges that it assesses on some or all of the Receivables to a level which might constitute a Pay Out Event, thus causing the commencement of the Rapid Amortization Period and other adverse consequences to Certificateholders. See "Description of the Certificates and the Pooling and Servicing Agreement--Pay Out Events."

  Social, Legal and Economic Factors. Changes in credit card use and payment patterns by cardholders may also result from a variety of social, legal and economic factors. Economic factors, including relative interest rates offered for various types of extensions of credit, may also be reflected in increased defaults by cardholders.

JCPenney and JCP Card Bank are unable to determine and have no basis to predict whether, or to what extent, social, legal or economic factors will affect future card use or repayment patterns.

  Ability to Change Terms of the Accounts. JCPenney and JCP Card Bank have the right to determine the level of finance charges and other fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payments required on the Accounts and to change any other terms with respect to the Accounts as permitted by applicable law. A decrease in the level of finance charges and other fees assessed on the Accounts would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event and the commencement of the Rapid Amortization Period. Under the Pooling and Servicing Agreement and the Receivables Purchase Agreement, JCPenney agrees that, except as otherwise required by law or as is deemed by JCPenney to be necessary in order to maintain its business, based upon a good faith assessment by it, in its sole discretion, of the nature of the competition in its business, it will not reduce nor will JCP Card Bank reduce the annual percentage rate of the finance charges assessed on the Receivables or other fees on the Accounts if, as a result of such reduction, its reasonable expectation of the Portfolio Yield (as hereinafter defined) as of such date would be less than the Base Rate. The term "Base Rate" means the weighted average of the Class A Certificate Rate, the Class B Rate and the Class C Rate, plus the annualized percentage equivalent of a fraction the numerator of which is the sum of the monthly Investor Servicing Fee and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period. In addition, JCPenney agrees not to change nor will JCP Card Bank change the terms of the Accounts unless the same change is also made applicable to the comparable segment of the portfolio of accounts with similar characteristics serviced by it. In servicing the Accounts, the Servicer is required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as specified above, there are no restrictions on the ability of JCPenney or JCP Card Bank to change the terms of the Accounts or other credit card guidelines or policies, including policies on credit approval. While JCPenney has informed JCPR that it has no current intention of decreasing nor does JCP Card Bank have any current intention of decreasing its finance charges, there can be no assurance that changes in applicable law, in the marketplace or prudent business practice might not result in a determination by JCPenney or JCP Card Bank to take actions which would change the terms of the Accounts.

  Additional Series. A Supplement delivered in connection with the issuance of other Series may specify certain Principal Terms (as hereinafter defined) applicable to such Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other credit enhancement, provisions subordinating such Series to other Series or other Series (if the Supplement relating to such other Series so permits) to such Series and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. No Supplement, however, may change the terms of the Certificates or the terms of the Pooling and Servicing Agreement applicable to the Certificates, except the terms respecting the circumstances under which JCPR may be required to transfer Additional Accounts to the Trust. See "Description of the Certificates and the Pooling and Servicing Agreement--Exchanges" and "--Addition of Accounts." As long as the Certificates are outstanding, a condition to the execution of any Supplement will be that each Rating Agency shall have advised the Trustee that the issuance of such Series will not result in the reduction or withdrawal of their rating of any prior outstanding Series (including the Certificates). See "Description of the Certificates and the Pooling and Servicing Agreement-- Exchanges." Any such determination by any such Rating Agency would not, however, provide any assurance that issuance of any such additional Series would not, in fact, have a materially adverse effect on the Certificates. The issuance of an additional Series does not require the consent of any Certificateholder.

  Book-Entry Registration. The Certificates will initially be represented by Certificates which will be registered in the name of Cede and will not be registered in the names of the Certificate Owners or their nominees. Unless and until Definitive Certificates are issued, Certificate Owners will therefore not be recognized by the Trustee as Certificateholders, as that term is used in the Pooling and Servicing Agreement. Until such time, Certificate Owners will accordingly only be able to receive payments to, and exercise the rights of,

Certificateholders indirectly through DTC and its participating organizations, and will receive reports and other information provided for under the Pooling and Servicing Agreement only if, when and to the extent provided to Certificate Owners by DTC and its participating organizations. In addition, the ability of Certificate Owners to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates. See "Description of the Certificates and the Pooling and Servicing Agreement--Book-Entry Registration" and "-- Definitive Certificates."

  Limited Scope of Certificate Rating. The ratings assigned to the Certificates by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders will receive payments of interest and principal required to be made under the Pooling and Servicing Agreement and will be based primarily on the value of the Receivables in the Trust and the subordination of the Series E Investor Interests. However, any such rating will not address the likelihood that the principal of, or interest on, any Certificates will be paid on a scheduled date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. The rating will not be a recommendation to purchase, hold or sell Certificates, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There can be no assurance that any rating will remain for a given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

  JCPR will request a rating of the Certificates offered hereby by at least one Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating with respect to the Certificates, and, if so, what such rating would be. A rating assigned to any Certificates by a rating agency that has not been requested by JCPR to do so may be lower than the rating assigned by a Rating Agency pursuant to JCPR's request.

  Year 2000 Compliance. The Year 2000 issue refers to many computer systems that store and process dates using only the last two digits of the year. Such systems, if not changed, may interpret "00" as the year "1900" instead of the year "2000." In October 1996, JCPenney formed a companywide task force to provide guidance to operating and support departments, and to monitor the progress of efforts to address Year 2000 issues. The scope of this effort includes internally developed information technology systems, and purchased and leased software that service the Receivables. JCPenney expects that compliance work will be substantially completed by the end of 1998.

  Despite the significant efforts to address Year 2000 concerns, JCPenney could experience disruptions to some of its operations, including those resulting from noncompliant systems used by third party business and governmental entities. There can be no assurance that no disruption to JCPenney's operations will occur or that the systems of third parties with which JCPenney deals will be timely converted. Furthermore, there can be no assurance that such a disruption, if it occurs, or the failure to timely convert such systems will not adversely affect JCPenney's ability to service and collect the Receivables.

                        JCPENNEY'S CREDIT CARD BUSINESS

GENERAL

  The Receivables that JCPenney has sold or transferred or will transfer to JCPR pursuant to the Receivables Purchase Agreement, and which JCPR has transferred or will in turn transfer to the Trust pursuant to the Pooling and Servicing Agreement, have been and will be generated from purchases (excluding purchases of insurance other than credit insurance) charged by holders of JCPenney credit cards. The revolving charge accounts under which the Receivables arise were and are created by JCPenney and JCP Card Bank and enable each cardholder to use the JCPenney credit card to purchase virtually all types of merchandise and services sold by JCPenney and its affiliates. JCPenney services these accounts principally through processing centers located in Albuquerque, New Mexico, and Orlando, Florida. Accounts maintained in Puerto Rico, which are not included in the Accounts, are serviced by a third party in San Juan, Puerto Rico. Relations with individual cardholders are handled at JCPenney's or JCP Card Bank's regional credit service centers.

  The JCPenney credit card currently may be used to make both major purchase charges and regular charges. Major purchase charges, which comprise less than 10% of the JCPenney Portfolio, are generally charges of certain categories of merchandise, including furniture and jewelry, but excluding apparel. Regular charges are all other charges. Balances due with respect to both types of charges will be included in the Receivables. JCPenney and JCP Card Bank may change the terms applicable to, or may eliminate, either category of charges at any time.

  Account balances are created solely by purchases of merchandise and services from JCPenney and its affiliates. The Trust will consequently depend upon the continued ability of JCPenney and its affiliates to generate credit sales. In addition, since JCPenney and its affiliates accept American Express, MasterCard, VISA, Discover and debit cards, the Trust will also depend upon the decisions of customers to use the JCPenney credit card rather than another credit card or payment alternative. The following table summarizes for the periods indicated the amounts and percentages of sales of JCPenney and its affiliates made with the JCPenney credit card and other credit cards and debit cards currently accepted by JCPenney and such affiliates:

                    JCPENNEY AND AFFILIATE CREDIT SALES (1)

                                EIGHT MONTHS ENDED                          FISCAL YEAR (2)
                          ------------------------------- ----------------------------------------------------
                            OCTOBER 3,     SEPTEMBER 27,
                               1998            1997             1997             1996              1995
                          --------------- --------------- ---------------- ----------------- -----------------
                                                         (DOLLARS IN MILLIONS)
                                 PERCENT         PERCENT          PERCENT           PERCENT           PERCENT
                                    OF              OF               OF               OF                OF
                          CREDIT ELIGIBLE CREDIT ELIGIBLE CREDIT  ELIGIBLE CREDIT   ELIGIBLE CREDIT   ELIGIBLE
                          SALES  SALES(3) SALES  SALES(3)  SALES  SALES(3)  SALES  SALES(3)   SALES  SALES(3)
                          ------ -------- ------ -------- ------- -------- ------- --------- ------- ---------
JCPenney Stores and Cat-
 alog
 JCPenney Card..........  $4,577   40.1%  $5,137   44.5%  $ 8,625   43.4%  $ 9,110   46.9%   $ 9,035   48.4%
 Third party
  credit/debit cards....   2,926   25.6    2,615   22.7     4,666   23.5     4,124   21.2      3,693   19.8
                          ------   ----   ------   ----   -------   ----   -------   ----    -------   ----
 Total..................  $7,503   65.7%  $7,752   67.2%  $13,291   66.9%  $13,234   68.1%   $12,728   68.2%
                          ======   ====   ======   ====   =======   ====   =======   ====    =======   ====
Eckerd Drugstores
 JCPenney Card..........  $  107    2.9%  $   51    3.2%  $    92    2.6%  $    93    3.8%   $   100    5.4%
                          ======   ====   ======   ====   =======   ====   =======   ====    =======   ====

--------

(1) Includes sales with respect to commercial and Puerto Rican accounts, which will not be included in the Accounts, as well as de minimus sales with respect to accounts of cardholders in Mexico and Chile, whose accounts are serviced in the United States.

(2) Fiscal year ends on the last Saturday in January of the following year.

(3) Eligible sales, with respect to any JCPenney business unit, is the amount of the purchase price of merchandise and services purchased at such business unit, which, at the time of purchase, can be charged to the JCPenney credit card, excluding sales tax.

MARKETING PROGRAMS, ACCOUNT ORIGINATION, AND CREDIT GUIDELINES

  The accounts in the JCPenney Portfolio have been, and are anticipated to be, generated by (1) making account applications available at JCPenney stores, catalog outlets, and Eckerd drugstores and in JCPenney catalogs; (2) oral invitations to customers in JCPenney stores or catalog outlets; and (3) making direct mail solicitations on a preapproved credit basis to a prescreened group of prospects based on information obtained from credit bureaus and other entities in the business of selling customer lists. JCPenney and JCP Card Bank do not use non-prescreened or "blind" mailings to solicit new accounts. Before an account is opened in response to an application, the prospective cardholder's application is reviewed for completeness and creditworthiness. If the application is unsolicited or is solicited in the stores or catalog outlets, a credit report issued by an independent credit reporting agency or credit bureau is obtained and information in such report regarding the applicant may be verified. In the case of prescreened mailings or mailings from other list services besides credit reporting agencies, prior to mailing, consumer credit records are reviewed by a credit reporting agency to identify the individuals that meet JCPenney's standards for receiving preapproved account solicitations.

  All prospective cardholders, whether unsolicited or preapproved, are evaluated through the use of computerized credit scoring systems. These systems use statistical scoring models to enhance the ability to evaluate applicant creditworthiness and minimize the exposure to high credit risk individuals. These systems assign point values to the credit bureau information of potential preapproved solicitation recipients, and assign point values to both the application and credit bureau information of solicited and unsolicited applicants from JCPenney stores, catalog outlets, or through the JCPenney catalog. Point values, in turn, are based on statistical analysis of empirical data about the performance of sample populations or applicants. The total of the values obtained for a prospective cardholder determines both the decision whether or not to offer or open an account and the initial credit limit. JCPenney and JCP Card Bank may, however, change credit standards or screening methods at any time. JCPenney and JCP Card Bank also may use scoring models from time to time to evaluate existing accounts, modify credit limits, or approve purchases in excess of formal credit limits.

  At the present time, a cardholder's credit limit is assigned according to a cardholder's highest permissible outstanding balance, rather than according to the highest required minimum monthly payment that a cardholder may incur. Each charge to an account is entered and approved at the time the charge is made through direct communication with JCPenney's central processing system in order to ensure that credit limits are not exceeded.

  Each cardholder is subject to an agreement governing the terms and conditions of such cardholder's account. Pursuant to each such agreement, JCP Card Bank reserves the right to change or terminate any terms, conditions, services or features of the related account (including increasing or decreasing finance charges, other charges or minimum payments). See "Risk Factors--Ability to Change Terms of the Accounts." In addition, JCPenney and JCP Card Bank may from time to time hold special credit promotions which allow cardholders to defer payments (in some circumstances without incurring finance charges) for limited periods of time. The Accounts may include Principal Receivables originated during such promotions.

LOSS AND DELINQUENCY EXPERIENCE

  Efforts to collect delinquent credit card receivables are first made by JCPenney and later made by collection agencies and attorneys retained by JCPenney. JCPenney assigns accounts to particular collection strategies based on the length of time open, the prior delinquency history, and the current balance. Under JCPenney's and JCP Card Bank's current policies, JCPenney automatically mails a reminder letter and/or statement message to any cardholder who does not make a scheduled payment by the account billing date. The account's collection strategy determines when additional letters will be sent and telephone contacts with the customer will occur through JCPenney's collection centers. However, statement messages continue on all accounts until the accounts are brought to current status. JCPenney may also enter into arrangements with the cardholder to extend or otherwise change the cardholder's payment schedule, or refer the customer to a credit counseling service. JCPenney may also refer the matter to a collection agency or attorney. The current policy of JCPenney and JCP Card Bank is generally to recognize losses no later than the sixth month of delinquency, although charge offs may be made earlier or later in some circumstances. JCPenney's and JCP Card Bank's credit evaluation, servicing and charge-off policies and collection practices may change at any time in accordance with JCPenney's and JCP Card Bank's business judgment and applicable law. Under the terms of the Pooling and Servicing Agreement, any recoveries (including credit insurance proceeds) received in respect of Receivables in charged-off Accounts, net of the estimated expenses of collection, will be paid to the Trust.

  The following tables set forth the loss and delinquency experience with respect to payments by cardholders for each of the periods shown for the JCPenney Portfolio. There can be no assurance, however, that the loss and delinquency experience for the Receivables in the future will be similar to the historical experience set forth below:

                LOSS EXPERIENCE FOR THE JCPENNEY PORTFOLIO (1)

                                  EIGHT MONTHS ENDED       FISCAL YEAR(2)
                               ------------------------ ----------------------
                               OCTOBER 3, SEPTEMBER 27,
                                  1998        1997       1997    1996    1995
                               ---------- ------------- ------  ------  ------
                                           (DOLLARS IN MILLIONS)
Average Receivables
 Outstanding (3).............    $4,021      $4,438     $4,540  $4,406  $4,307
Gross Charge Offs (4)........       301         290        450     384     339
Recoveries, Net of Collection
 Expenses....................        58          51         75      76      74
Net Charge Offs..............       243         239        375     308     265
Net Charge Offs as a
 Percentage of Average
 Receivables Outstanding
 (5).........................       6.1%        5.4%       8.3%    7.0%    6.2%

-------

(1) Includes commercial and Puerto Rican accounts, which will not be included in the Accounts, as well as de minimus balances in accounts of cardholders in Mexico and Chile, whose accounts are serviced in the United States.

(2) Fiscal year ends on the last Saturday in January of the following year.

(3) Average Receivables outstanding is the arithmetic average of Receivables outstanding on the last day of each fiscal month during period indicated.
(4) Gross charge offs are charge offs before recoveries and do not include the amount of any reductions in average Receivables outstanding for returned goods.

(5) Percentages for the eight months ended October 3, 1998 and the eight months ended September 27, 1997 are annualized.

      AVERAGE DELINQUENCIES AS A PERCENTAGE OF THE JCPENNEY PORTFOLIO (1)

                               EIGHT MONTHS ENDED                                       FISCAL YEAR (2)
                   ------------------------------------------- -----------------------------------------------------------------
                      OCTOBER 3, 1998     SEPTEMBER 27, 1997           1997                  1996                  1995
                   --------------------- --------------------- --------------------- --------------------- ---------------------
                   DELINQUENT            DELINQUENT            DELINQUENT            DELINQUENT            DELINQUENT
  PAYMENT STATUS     AMOUNT   PERCENTAGE   AMOUNT   PERCENTAGE   AMOUNT   PERCENTAGE   AMOUNT   PERCENTAGE   AMOUNT   PERCENTAGE
  --------------   ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
                                                               (DOLLARS IN MILLIONS)
30-59 days
 delinquent......     $163       4.1%       $202       4.6%       $197       4.3%       $189       4.3%       $179       4.2%
60-89 days
 delinquent......       65       1.6          79       1.8          77       1.7          70       1.6          64       1.5
90 days
 delinquent or
 more............       97       2.4         119       2.7         120       2.6         103       2.3          82       1.9
                      ----       ---        ----       ---        ----       ---        ----       ---        ----       ---
 Total...........     $325       8.1%       $400       9.1%       $394       8.6%       $362       8.2%       $325       7.6%
                      ====       ===        ====       ===        ====       ===        ====       ===        ====       ===

-------
(1) The percentages are the result of dividing the arithmetic average of the delinquent amounts on the last day of each fiscal month of the periods indicated by the arithmetic average of the Receivables outstanding on the last day of each fiscal month of the periods indicated, in each case excluding balances arising from commercial accounts and accounts serviced by third parties in Puerto Rico, Mexico and Chile.

(2) Fiscal year ends on the last Saturday in January of the following year.

  Losses and delinquencies are affected by a number of factors including competitive behavior and general economic and social conditions, including consumer debt levels. JCPenney has informed JCPR that it is unable to determine the extent to which, if any, the loss and delinquency experience described above reflects the influence of these factors.

                                 THE ACCOUNTS

GENERAL

  The Accounts currently consist of substantially all the United States JCPenney credit card accounts included in Cycles One, Two, Three, and Four (four of the 10 billing cycles for JCPenney credit card accounts). The Accounts include Accounts originated by JCP Card Bank, in which JCPenney has purchased the Receivables arising thereunder but do not include commercial accounts and accounts serviced by third parties in Puerto Rico, Mexico and Chile. Additional accounts added to such Cycles in the normal operation of JCPenney's credit card business will generally be added on a daily basis as a category of Additional Accounts. See "Description of the Certificates and the Pooling and Servicing Agreement--Addition of Accounts." JCPenney credit card accounts are grouped into billing cycles for purposes of administrative convenience. Each billing cycle has a separate monthly billing date (which may vary slightly from month to month) at which time the activity in the related accounts during the month ending on such billing date is processed and billed to cardholders. The billing dates for Cycles One, Two, Three, and Four are generally the fourth, seventh, tenth and thirteenth days, respectively, for each month. New accounts are assigned to billing cycles in a manner which is intended, for purposes of administrative convenience, to equalize the number of accounts in the billing cycles. While the selection of Accounts for inclusion in the Trust by billing cycle is not random and Cycles One, Two, Three, and Four vary in minor respects from the JCPenney Portfolio, the inclusion of the Accounts, as a whole, does not represent an adverse selection from the JCPenney Portfolio. Some of the Accounts will be recently solicited, unseasoned Accounts and the Receivables will include delinquent Receivables and may include obligations of cardholders who are or are about to become bankrupt or insolvent as well as Accounts already charged off (although the Receivables in such charged-off Accounts are considered to have a balance of zero).

  Pursuant to the Pooling and Servicing Agreement, JCPR has the right (and, under certain circumstances, the obligation), subject to certain limitations and conditions discussed under "Description of the Certificates and the Pooling and Servicing Agreement--Addition of Accounts," to designate from time to time additional qualifying JCPenney credit card accounts (which may be from any billing cycle other than billing cycles already in the Trust) to be included as Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. JCPenney and JCPR currently intend that all new accounts opened in Cycles One, Two, Three, and Four will be added as Additional Accounts on a daily basis. Further, pursuant to the Pooling and Servicing Agreement, JCPR has the right, subject to certain limitations and conditions discussed under "Description of the Certificates and Pooling and Servicing Agreement--Removal of Accounts," to designate certain Accounts to be removed from the Trust and to require the Trustee to retransfer all Receivables in such Removed Accounts to JCPR. Throughout the term of the Trust, the Accounts from which the Receivables arise will generally be the same Accounts in Cycles One, Two, Three, and Four plus any Additional Accounts and minus any Removed Accounts. See "Description of the Certificates and the Pooling and Servicing Agreement--Transfer of Receivables."

  The Receivables arising from the Accounts as of the beginning of September 30, 1998 totaled $1,444,269,021 in Principal Receivables and $3,767,072 in Finance Charge Receivables. See "Description of the Certificates and the Pooling and Servicing Agreement--Investor Percentage and JCPR Percentage." As of October 7, 1998, the Accounts with balances had an average principal balance of $294 and an average credit limit of $1,246. See the table below headed "Composition of Accounts by Credit Limit" and the notes thereto. The aggregate total Principal Receivables balance as a percentage of such assumed aggregate total credit limit was 9.0%. Billing addresses for the Accounts are located in all 50 states and the District of Columbia and are substantially as geographically diversified as the JCPenney Portfolio. Based on September 1998 billing cycles, the seven states with the largest outstanding aggregate Account balances, expressed as an approximate percentage of total Account balances, are California (9.8%), Texas (7.8%), Illinois (7.0%), Florida (5.8%), Pennsylvania (4.6%), New York (4.6%) and Ohio (4.3%). No other state represents more than 4.0% of the total Account balances.

  The following tables summarize the Accounts by various criteria as of October 7, 1998. The tables exclude Defaulted Accounts and the Receivables therein. Because the composition of the Accounts may change in the future, these tables are not necessarily indicative of the characteristics of the Trust at any time after October 7, 1998.

             COMPOSITION OF ACCOUNTS BY PRINCIPAL ACCOUNT BALANCE

                                      PERCENTAGE
                                       OF TOTAL     PRINCIPAL         PERCENTAGE OF TOTAL
                           NUMBER OF    NUMBER     RECEIVABLES       PRINCIPAL RECEIVABLES
PRINCIPAL ACCOUNT BALANCE   ACCOUNTS  OF ACCOUNTS  OUTSTANDING            OUTSTANDING
-------------------------  ---------- ----------- --------------     ---------------------
Credit Balance (1).......     139,020      1.0%   $   (3,396,429)             (0.2)%
No Balance (2)...........   8,117,759     61.6%   $            0               0.0 %
$0.01 to $200.99.........   2,961,828     22.5%   $  244,219,427              16.4 %
$201.00 to $400.99.......     951,855      7.2%   $  269,982,575              18.2 %
$401.00 to $600.99.......     375,749      2.9%   $  183,712,027              12.4 %
$601.00 to $800.99.......     206,985      1.6%   $  143,082,806               9.6 %
$801.00 to $1000.99......     126,129      1.0%   $  112,666,187               7.6 %
$1001.00 to $2000.99.....     217,036      1.6%   $  295,339,700              19.9 %
$2001.00 and over........      80,020      0.6%   $  239,360,669              16.1 %
                           ----------    -----    --------------             -----
  Total..................  13,176,381    100.0%   $1,484,966,962 (3)         100.0 %
                           ==========    =====    ==============             =====
--------
(1) Credit balances are a result of cardholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts that currently have a credit balance are included because Receivables may be generated with respect thereto in the future.
(2) Accounts that currently have no balance are included because Receivables may be generated thereunder in the future.
(3) Includes insurance premium receivables constituting less than 1% of
    Principal Receivables outstanding, which will not be included in the
    Trust.

                  COMPOSITION OF ACCOUNTS BY CREDIT LIMIT (1)

                                      PERCENTAGE
                                       OF TOTAL     PRINCIPAL        PERCENTAGE  OF TOTAL
                           NUMBER OF    NUMBER     RECEIVABLES       PRINCIPAL RECEIVABLES
CREDIT LIMIT                ACCOUNTS  OF ACCOUNTS  OUTSTANDING            OUTSTANDING
------------               ---------- ----------- --------------     ---------------------
$0 to $500...............   5,995,867     45.5%   $  357,165,359              24.0%
$501 to $1,000...........   1,094,148      8.3%   $  126,165,892               8.5%
$1,001 to $1,500.........   2,070,770     15.7%   $  270,225,121              18.2%
$1,501 to $2,000.........     721,066      5.5%   $  136,469,621               9.2%
$2,001 to $2,500.........   1,612,261     12.2%   $  150,267,039              10.1%
$2,501 to $3,000.........   1,057,840      8.0%   $  156,421,777              10.5%
$3,001 to $3,500.........      75,178      0.6%   $   53,968,385               3.6%
$3,501 to $4,000.........      34,958      0.3%   $   34,931,158               2.4%
$4,001 to $4,500.........      19,495      0.1%   $   24,931,002               1.7%
$4,501 to $5,000.........     416,115      3.2%   $  123,183,542               8.3%
$5,001 and over..........      78,683      0.6%   $   51,238,066               3.5%
                           ----------    -----    --------------             -----
  Total..................  13,176,381    100.0%   $1,484,966,962(2)          100.0%
                           ==========    =====    ==============             =====

--------
(1) Credit limits are presently assigned according to a cardholder's highest permissible outstanding balance rather than according to the highest required minimum monthly payment a cardholder may incur.

(2) Includes insurance premium receivables constituting less than 1% of Principal Receivables outstanding, which will not be included in the Trust.

                   COMPOSITION OF ACCOUNTS BY PAYMENT STATUS

                                   PERCENTAGE
                                    OF TOTAL     PRINCIPAL        PERCENTAGE OF TOTAL
                         NUMBER OF   NUMBER     RECEIVABLES      PRINCIPAL RECEIVABLES
PAYMENT STATUS           ACCOUNTS  OF ACCOUNTS  OUTSTANDING           OUTSTANDING
--------------           --------- ----------- --------------    ---------------------
Current (1)............. 4,134,277     81.7%   $1,169,025,854             78.7%
1-30 days delinquent....   637,594     12.6%   $  211,869,710             14.3%
31-60 days delinquent...   146,454      2.9%   $   49,407,557              3.3%
61-90 days delinquent...    61,949      1.2%   $   21,632,349              1.5%
91 days delinquent or
 more...................    78,348      1.6%   $   33,031,492              2.2%
                         ---------    -----    --------------            -----
  Total................. 5,058,622    100.0%   $1,484,966,962(2)         100.0%
                         =========    =====    ==============            =====

--------
(1) Includes Accounts on which the minimum payment has been received prior to the first billing date following the issuance of the related bill.

(2) Includes insurance premium receivables constituting less than 1% of Principal Receivables outstanding, which will not be included in the Trust.

BILLING AND PAYMENTS

  Monthly billing statements are sent to cardholders. Each month a cardholder must make a minimum payment that varies in size according to the outstanding account balance. In general, the minimum payments for regular charges are currently $20 on balances under $100, $30 to $65 on balances between $101 and $600, and 11% of the entire outstanding amount on balances over $600. Terms for major purchase charges may vary from terms for regular charges. Where permitted by law, late fees and returned check charges are generally added to a cardholder's outstanding balance. JCPenney and JCP Card Bank may change billing practices, including the minimum monthly payment amounts, at any time. See "Risk Factors--Ability to Change Terms of the Accounts."

  A finance charge is assessed on the Accounts. This charge is based on the average daily balance outstanding on an Account during a monthly billing period and is calculated by multiplying this average daily balance by the applicable finance charge rate. Current purchase transactions and unpaid finance charges are included in the average daily balance. Excluded from the finance charge calculation are insurance premiums, returned payment charges, and late payment fees. No finance charges are assessed on purchases if all outstanding balances are paid in full by the cardholder's next billing date. The average current finance charge rate for the Receivables is 21% per annum. By the terms of the account agreements governing the Accounts, JCP Card Bank may change its finance charge rates at any time. There can, therefore, be no assurance that finance charges, fees and other charges will remain at current levels in the future. See "Description of the Certificates and the Pooling and Servicing Agreement--Collection and Other Servicing Procedures."

  Where permitted by law, JCP Card Bank also generally charges cardholders late fees not exceeding $20 and returned check fees not exceeding $20. JCP Card Bank currently does not impose over-limit fees or annual fees.

  Payments by cardholders to JCPenney on the Accounts are processed and applied first to insurance premiums on insurance purchased through J. C. Penney Direct Marketing Services, Inc. and billed to a cardholder (other than credit insurance premiums), second to credit insurance premiums, third to unpaid finance charges, fourth to late fees, fifth to returned check charges and sixth to principal. Receivables in respect of insurance other than credit insurance will not be included in the Receivables.

                         JCPR, JCPENNEY AND THE TRUST

  JCPR was incorporated in Delaware on May 9, 1988, and is an indirect wholly-owned subsidiary of JCPenney. JCPR was organized for the limited purposes of purchasing accounts receivable such as the Receivables from JCPenney and its affiliates, forming trusts such as the Trust and transferring such accounts receivable to such trusts. The principal executive offices of JCPR are located at 6501 Legacy Drive, Mail Stop 1318, Plano, Texas 75024. Its telephone number is 972-431-2082.

  JCPenney was founded by James Cash Penney in 1902. Incorporated in Delaware in 1924, JCPenney is a major retailer with approximately 1,170 department stores in all 50 states, Puerto Rico, Mexico and Chile. The major portion of JCPenney's business consists of providing merchandise and services to consumers through department stores that include catalog departments. JCPenney markets predominantly family apparel, jewelry, shoes, accessories, and home furnishings. In addition, JCPenney, through its wholly-owned subsidiary, Eckerd Corporation ("Eckerd"), operates a chain of approximately 2,740 drugstores located throughout the northeast, southeast, and Sunbelt regions of the United States. JCPenney also has several direct marketing services subsidiaries, the principal of which is J. C. Penney Life Insurance Company, which market life, health, accident and credit insurance as well as a growing portfolio of non-insurance products.

  JCP Card Bank, a national banking association and a wholly-owned subsidiary of JCPenney, was chartered by the United States Comptroller of the Currency on July 16, 1993. JCP Card Bank is in the business of issuing credit cards, and originating credit card accounts and accounts receivable. It issues the JCPenney credit card, which can be used to purchase merchandise and services from JCPenney and its affiliates. From time to time JCP Card Bank performs other banking services and purchases and sells credit card and bankcard receivables.

  JCP Card Bank's activities are governed by the laws of the United States, including the federal Bank Holding Company and National Bank Acts and their accompanying regulations, and the laws of the State of Delaware. Under these laws JCP Card Bank can engage in certain credit card operations on a national basis and accept certain limited types of deposits. JCP Card Bank does not make commercial loans. JCPenney and JCP Card Bank have entered into contractual arrangements involving sales and servicing of accounts and receivables. Under such arrangements, JCPenney acts as servicer for the accounts in the JCPenney Portfolio. JCP Card Bank has granted to JCPenney all of its right, title and interest in and to any receivables originated by JCP Card Bank in Accounts which are, or will be, made part of the Trust.

  The Trust was formed for this and like transactions pursuant to the Pooling and Servicing Agreement and any Supplements thereto and prior to formation had no assets or obligations. The Trust may not engage in any business activity but rather receives and holds the Receivables and the other assets of the Trust and proceeds therefrom, issues additional Series, makes payments on the Certificates and engages in related activities. As a consequence, the Trust is not expected to have any need for, or source of, capital resources other than the assets of the Trust. The Trust is, however, completely dependent upon JCPenney and its affiliates for the generation of Receivables because the credit cards in the JCPenney Portfolio can only be used to purchase merchandise and services from JCPenney and its affiliates. See "Risk Factors-- Dependence on JCPenney and its Affiliates." In addition, not all JCPenney credit sales will generate Receivables. The JCPenney credit card competes with American Express, MasterCard, VISA, Discover and debit cards for JCPenney credit sales. See "JCPenney's Credit Card Business--General."

                                USE OF PROCEEDS

  JCPR will apply the entire net proceeds received from the sale of the Certificates to pay to JCPenney a portion of the purchase price of the Receivables. JCPenney has informed JCPR that JCPenney will use such proceeds for general corporate purposes.

                             MATURITY ASSUMPTIONS

  The Pooling and Servicing Agreement provides that the Certificateholders will not receive payments of principal until the earlier of the Class A Expected Final Distribution Date or the first Distribution Date following the Monthly Period in which a Pay Out Event shall have occurred. A "Pay Out Event" occurs, either automatically or after specified notice, upon (a) failure of JCPR or JCPenney to make certain payments or transfers of funds for the benefit of Certificateholders, or to perform any other agreement in the Pooling and Servicing Agreement or, to the extent assigned to the Trust, the Receivables Purchase Agreement, within the time periods specified in the Pooling and Servicing Agreement, (b) material breaches of certain representations or warranties of JCPR or JCPenney, (c) certain insolvency events relating to JCPR or JCPenney, (d) the occurrence of a Servicer Default (as hereinafter defined) which would have a material adverse effect on the Certificateholders, (e) the failure of JCPR to transfer Receivables from Additional Accounts to the Trust within 30 days after notice from the Trustee to JCPR that the average amount of the JCPR Amount for any 30-day period has represented less than 10% (or such greater or lesser percentage as may be specified in future Supplements) of the average amount of Principal Receivables for such 30-day period, (f) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (g) a reduction in the average Portfolio Yield (as hereinafter defined) for any three consecutive Monthly Periods, to a rate which is less than the Base Rate. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction the numerator of which is the amount equal to (a) the sum of Finance Charge Receivables deposited in the Finance Charge Account and allocated to the Investor Amount and investment proceeds relating to amounts on deposit in the Principal Funding Account, less
(b) the amount of the Investor Default Amount (as hereinafter defined), in both cases for such Monthly Period, and the denominator of which is the Investor Amount, as of the last day of the preceding Monthly Period. The term "Cardholder Monthly Payment Rate" means, with respect to any Monthly Period, a fraction, the numerator of which is the total collections processed during such Monthly Period and the denominator of which is the total Receivables at the beginning of such Monthly Period. The term "Defaulted Account" means an Account in which JCPenney, as Servicer, has charged off the Receivables in accordance with its customary servicing practices and procedures. Although JCPR believes that the likelihood of a Pay Out Event occurring is remote, there can be no assurance that a Pay Out Event will not occur. See "Description of the Certificates and the Pooling and Servicing Agreement--Pay Out Events" and "Risk Factors--Payments and Maturity."

  Controlled Accumulation Period. On each Transfer Date during the Controlled Accumulation Period, an amount equal to, for each Monthly Period, the least of
(a) the Available Investor Principal Collections, (b) the applicable "Controlled Deposit Amount," which is equal to the sum of the applicable Controlled Accumulation Amount for such Monthly Period and the applicable Deficit Controlled Accumulation Amount, if any, and (c) the sum of the Class A Adjusted Investor Interest and the Class B Adjusted Investor Interest will be deposited in the Principal Funding Account established by the Trustee until the amount on deposit in the Principal Funding Account equals the Investor Interest. If, for any Monthly Period, the Available Investor Principal Collections for such Monthly Period exceed the applicable Controlled Deposit Amount, any such excess will be paid to the Class C Interest Holder to the extent that the Class C Investor Interest exceeds the Required Class C Investor Interest. After the Class A Investor Interest and the Class B Investor Interest have each been paid in full, Available Investor Principal Collections, to the extent required, will be distributed to the Class C Interest Holder on each Distribution Date until the earlier of the date the Class C Investor Interest has been paid in full and the termination of Series
E. Amounts are expected to be available to pay the Class A Investor Interest in full on the Class A Expected Final Distribution Date and (after the payment of the Class A Investor Interest in full) the Class B Investor Interest on
     , 2003 (the "Class B Expected Final Distribution Date"). Although it is anticipated that collections of Principal Receivables will be available on each Transfer Date during the Controlled Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Investor Interest will be paid to the Certificateholders on the Class A Expected Final Distribution Date and the Class B Investor Interest will be paid to the Class B Interest Holder on the Class B Expected Final Distribution Date, no assurance can be given in this regard.

  Rapid Amortization Period. If a Pay Out Event occurs during the Controlled Accumulation Period, the Rapid Amortization Period will commence and, to the extent that the Class A Investor Interest has not been paid in full, the Certificateholders will be entitled to monthly payments of principal equal to the Available Investor Principal Collections until the earlier of the date on which the Certificates have been paid in full and the termination of Series E. After the Certificates have been paid in full and if the termination of Series E has not occurred, Available Investor Principal Collections will be paid to the Class B Interest Holder on each Distribution Date until the earlier of the date on which the Class B Investor Interest has been paid in full and the termination of Series E.

  The Certificates are also subject to optional repurchase by JCPR. See "Description of the Certificates and the Pooling and Servicing Agreement-- Repurchase; Final Payment of Principal; Termination."

  The following table sets forth the highest and lowest cardholder monthly payment rates for the JCPenney Portfolio during any month in the periods shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payments shown in the table include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                       CARDHOLDER MONTHLY PAYMENT RATES
                          FOR THE JCPENNEY PORTFOLIO

                                      EIGHT MONTHS ENDED     FISCAL YEAR (1)
                                   ------------------------ -------------------
PAYMENT                           OCTOBER 3, SEPTEMBER 27,
 RATE                                 1998        1997      1997   1996   1995
-------                            ---------- ------------- -----  -----  -----
 Lowest...........................    18.7%       18.5%      18.5%  19.4%  18.5%
 Highest..........................    20.3%       20.2%      21.3%  21.7%  24.0%
 Average..........................    19.6%       19.1%      19.5%  20.6%  21.2%

--------
(1) Fiscal year ends on the last Saturday in January of the following year.

  The amount of collections on Receivables varies from month to month for many reasons, including seasonal variations, general economic conditions and consumer spending and borrowing patterns. There can be no assurance that collections of Principal Receivables with respect to the Accounts will be similar to the historical experience set forth above. See "Risk Factors-- Payments and Maturity."

                        RECEIVABLE YIELD CONSIDERATIONS

  The yield per active account in the JCPenney Portfolio for each of the periods shown is set forth in the following table. Revenues from finance charges and fees will be affected by numerous factors, including the rates of the finance charges on Principal Receivables, the ratio of major purchase charges to regular charges, the amount of other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur finance charges on purchases and changes in delinquency rates. See "Risk Factors--Payments and Maturity."

                   JCPENNEY PORTFOLIO YIELD PER ACCOUNT (1)

                              EIGHT MONTHS ENDED        FISCAL YEAR (2)
                           ------------------------ -------------------------
                           OCTOBER 3, SEPTEMBER 27,
                              1998        1997       1997     1996     1995
                           ---------- ------------- -------  -------  -------
Average Active Account
 Fees and Charges (3).....  $ 54.08      $ 51.52    $ 51.35  $ 47.18  $ 44.24
Average Account Balance
 (4)......................  $267.75      $269.35    $266.10  $247.34  $237.86
Yield from Fees and
 Charges (5)..............     20.2%        19.1%      19.3%    19.1%    18.6%

--------

(1) Includes commercial and Puerto Rican accounts, which will not be included in the Accounts, as well as de minimus balances in accounts of cardholders in Mexico and Chile, whose accounts are serviced in the United States.

(2) Fiscal year ends on the last Saturday in January of the following year.

(3) Fees and charges are comprised of finance charges, late fees and returned check charges. Average active account fees and charges are presented net of adjustments made pursuant to JCPenney's normal servicing procedures, including removal of incorrect or disputed finance charges. Fees and charges are annualized in the case of the eight-month periods ended October 3, 1998 and September 27, 1997.
(4) Average account balances include purchases and accrued and unpaid finance and other charges and are calculated based on the average of the account balances on the last day of each fiscal month during the periods shown for accounts with outstanding balances.

(5) Yields are annualized in the case of the eight-month periods ended October 3, 1998 and September 27, 1997.

  The yields for the JCPenney Portfolio shown in the above table are comprised of two components: finance charges and other fees paid by cardholders. As payment rates decline, balances subject to finance charges tend to grow, assuming continued purchasing activity. Accordingly, under these circumstances, revenue from finance charges normally increases. Revenues from finance charges also vary somewhat within a fiscal year due to the seasonal nature of JCPenney's business. Approximately one-third of JCPenney's annual credit sales generally occur during the JCPenney fiscal quarter ending on the last Saturday in January. Fees billed were less than 12% of finance charges for each of the periods shown. See "Risk Factors--Payments and Maturity."

    DESCRIPTION OF THE CERTIFICATES AND THE POOLING ANDSERVICING AGREEMENT

  The Certificates (and the Series E Investor Interests, which are not being offered hereby) will be issued pursuant to the Pooling and Servicing Agreement entered into among JCPR, as originator of the Trust and seller of the Certificates, JCPenney, as Servicer of the Receivables, and The Fuji Bank and Trust Company, as Trustee for the Certificateholders. (Copies of the Pooling and Servicing Agreement and the Series E Supplement, which is a part thereof, have been filed as exhibits to the Registration Statement of which this Prospectus is a part.) Pursuant to the Pooling and Servicing Agreement, JCPR, JCPenney and the Trustee may execute further Supplements thereto in order to issue new Series, including the Series E Supplement relating to Series E. See "Exchanges." The following summary describes certain terms of the Pooling and Servicing Agreement and is qualified in its entirety by reference to the Pooling and Servicing Agreement.

GENERAL

  The Certificates will represent undivided interests in the Trust, including the right to the Investor Percentage of all cardholder payments on the Receivables in the Trust. See "--Investor Percentage and JCPR Percentage." Each Certificate represents the right to receive monthly payments of interest at the Class A Certificate Rate and payment of principal, to the extent of the Class A Investor Interest, on the Class A Expected Final Distribution Date or, in certain limited circumstances, earlier, as described herein, funded from collections of Finance Charge Receivables, Net Recoveries and Principal Receivables, respectively, allocated to the Class A Investor Interest and certain other available amounts. In addition to representing the right to payment from collections of Finance Charge Receivables, Net Recoveries and Principal Receivables, each Certificate also represents the right to receive payments from Excess Spread, Reallocated Principal Collections and certain other available amounts.

  The JCPR Amount is evidenced by the Exchangeable Certificate and represents an undivided interest in the Trust, including the right to a floating percentage ("JCPR Percentage") of all cardholder payments on the Receivables in the Trust. See "--Investor Percentage and JCPR Percentage."

  During the Revolving Period, the Investor Amount will remain constant except in certain limited circumstances. The amount of Principal Receivables in the Trust, however, will vary as new Principal Receivables are added to the Trust and others are paid or removed. The JCPR Amount will fluctuate, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. During the Controlled Accumulation Period or the Rapid Amortization Period, as the case may be, the Investor Amount will decline as cardholder payments of Principal Receivables are collected, allocated among the outstanding Series and deposited in the Principal Funding Account or distributed monthly to the Certificateholders and JCPR (as the holder of the Exchangeable Certificate). As a result, the JCPR Amount during the Controlled Accumulation Period or the Rapid Amortization Period, as the case may be, will generally increase relative to the Investor Amount to reflect the reductions in the Investor Amount and will also change to reflect the variations in the amount of Principal Receivables in the Trust. The JCPR Amount will be reduced as the result of any Exchanges including the Exchange under which the Certificates will be issued. See "--Exchanges."

  The property of the Trust consists of the Receivables, all monies due or to become due in respect thereof, all proceeds of the Receivables and proceeds of credit insurance policies relating to the Receivables and all monies on deposit in certain bank accounts of the Trust. The Trust is also entitled to the benefits of any letter of credit or other form of enhancement issued or to be issued with respect to any other Series. The Certificateholders will not be entitled to any benefits under any such letter of credit or other form of credit enhancement issued with respect to any other Series.

  The Certificates will initially be represented by Certificates which will be registered in the name of a nominee of DTC except as set forth below. The Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. JCPR has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Certificates. No Certificate Owner will be entitled to receive a certificate representing such person's interest in the Certificates, except as described under "--Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as hereinafter defined), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be. See "--Book-Entry Registration" and "-- Definitive Certificates."

BOOK-ENTRY REGISTRATION

  Certificateholders may hold their Certificates through DTC (in the United States) or Cedel Bank, societe anonyme ("Cedel") or Euroclear (in Europe) if they are participants in such systems, or indirectly through organizations that are participants in such systems.

  Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants (as hereinafter defined) and the Euroclear Participants (as hereinafter defined), respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic book-entry charges in accounts of its Participants, thereby eliminating the need for physical delivery of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations and may include certain other organizations, some of which (and/or their representatives) own DTC. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

  Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, Certificates may do so only through Participants or Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through DTC and its Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations ("Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their customer Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates. The rules applicable to DTC and Participants are on file with the Securities and Exchange Commission. DTC currently accepts only notes denominated and payable in U.S. dollars.

  DTC has advised JCPR that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participant organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

  Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

  The Certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) JCPR advises the Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Certificates and the Trustee or JCPR is unable to locate a qualified successor, (ii) JCPR, at its option, elects to terminate the book-entry system through DTC with respect to the Certificates or (iii) after the occurrence of a Servicer Default, Certificate Owners representing in the aggregate not less than 50% of the Investor Amount advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

  Upon the occurrence of any one of the events described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the Definitive Certificate representing the Certificates and receipt of instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders").

  Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether a Definitive Certificate or Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificates at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distribution.

  Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

INTEREST DISTRIBUTIONS

  Interest will accrue on the Certificates at the Class A Certificate Rate
from the Closing Date. Interest will be distributed on     , 1998 and on the
15th day of each following month thereafter (or, if such 15th day is not a business day, the next succeeding business day) (each, a "Distribution Date"). Interest payments on the Certificates on any Distribution Date will be calculated on the outstanding principal balance of the Certificates as of the preceding Record Date, except that interest for the first Distribution Date will accrue at the Class A Certificate Rate on the initial outstanding principal balance of the Certificates from the Closing Date. Interest due on the Certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest (the "Additional Interest") on such amount at the Class A Certificate Rate plus 2% per annum (such amount with respect to the Certificates, the "Class A Additional Interest"). Such Additional Interest shall accrue on the same basis as interest on the Certificates, and shall accrue from the Distribution Date such overdue interest became due, to but excluding the Distribution Date on which such Additional Interest is paid. Interest payments on the Certificates on any Distribution Date will be paid from Class A Available Funds for the related Monthly Period and, to the extent such Class A Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Principal Collections (to the extent available) for such Monthly Period.

  "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of collections of Finance Charge Receivables and Net Recoveries allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period, (b) the investment proceeds of amounts on deposit in the Principal Funding Account allocable to the Certificates and (c) certain other amounts treated as Class A Available Funds pursuant to the Series E Supplement (including, if JCPR in its discretion so elects, certain amounts on deposit in a reserve account).

  Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

PRINCIPAL DISTRIBUTIONS

  On each Transfer Date relating to the Revolving Period (which begins on the Closing Date and ends at the commencement of the Controlled Accumulation Period or, if earlier, the Rapid Amortization Period), unless a reduction in the Required Class C Investor Interest has occurred, collections of Principal Receivables allocable to the Investor Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be paid to JCPR.

  On each Distribution Date relating to the Controlled Accumulation Period, the Trustee will deposit an amount equal to the least of (a) Available Investor Principal Collections with respect to such Transfer Date, (b) the applicable Controlled Deposit Amount and (c) the sum of the Class A Adjusted Investor Interest and the Class B Adjusted Investor Interest in the Principal Funding Account for distribution to Certificateholders on the Class A Expected Final Distribution Date. Amounts in the Principal Funding Account are expected to be available to pay the Class A Investor Interest in full on the Class A Expected Final Distribution Date and (after payment of the Class A Investor Interest in full) the Class B Investor Interest on the Class B Expected Final Distribution Date. After the Class A Investor Interest and the Class B Investor Interest have each been paid in full, Available Investor Principal Collections, to the extent required, will be distributed to the Class C Interest Holder on each Distribution Date until the earlier of the date the Class C Investor Interest has been paid in full and the termination of Series
E. On each Transfer Date, if a reduction in the Required Class C Investor Interest has occurred, a portion of collections of Principal Receivables allocable to the Investor Interest will be paid to the Class C Interest Holder to reduce the Class C Investor Interest to the Required Class C Investor Interest.

  "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to (a) collections of Principal Receivables received during such Monthly Period allocable to the Investor Interest, minus
(b) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amount.

  On each Distribution Date with respect to the Rapid Amortization Period, the Certificateholders will be entitled to receive Available Investor Principal Collections for the related Monthly Period in an amount up to the Class A Adjusted Investor Interest until the earlier of the date the Certificates are paid in full and the termination of Series E. After payment in full of the Class A Investor Interest, the Class B Interest Holder will be entitled to receive, on each Distribution Date with respect to the Rapid Amortization Period, Available Investor Principal Collections for the related Monthly Period in an amount up to the Class B Adjusted Investor Interest until the earlier of the date the Class B Investor Interest is paid in full and the termination of Series E. After payment in full of the Class B Investor Interest, the Class C Interest Holder will be entitled to receive, on each Distribution Date, Available Investor Principal Collections until the earlier of the date the Class C Investor Interest is paid in full and the termination of Series E.

EXCHANGES

  The Pooling and Servicing Agreement provides that the Trust will issue two types of certificates: (1) one or more Series of certificates (including the Certificates) which are transferable and have the characteristics described below and (2) the Exchangeable Certificate, which evidences the JCPR Amount and which is initially held by JCPR and is generally not transferable except for certain permitted transfers to JCPenney and its affiliates. The Pooling and Servicing Agreement also provides that, pursuant to any one or more Supplements, JCPR may deliver the Exchangeable Certificate to the Trustee in exchange for one or more new Series and a reissued Exchangeable Certificate. Under the Pooling and Servicing Agreement, JCPR may define, with respect to any such Series: (a) its name or designation, (b) its initial principal amount, (c) its interest rate (or formula for the determination thereof), (d) a date on which it will begin amortization of the principal amount thereof, (e) the percentage used to calculate monthly servicing fees for such Series, (f) the issuer of an irrevocable letter of credit or other form of credit enhancement with respect thereto, if any, (g) the amount or amounts available under such letter of credit or other form of credit enhancement, if any, (h) the outstanding principal amount, expressed as a percentage of the initial principal amount, at which point the certificates of such Series will be subject to or required to be repurchased by JCPR, (i) the issuer of a repurchase letter of credit or other form of credit enhancement with respect thereto, if any, (j) the amount, if any, available under such repurchase letter of credit or other form of credit enhancement in respect of any repurchase or full payment of such Series as described in clause (n) below, (k) its base rate, (1) the minimum amount or amounts available under such letter of credit or other form of credit enhancement, if any, as a percentage of the outstanding principal amount of such Series, (m) its facility fee percentage, if any, (n) any terms relating to the repurchase or full payment of such Series, (o) its final maturity date, (p) the minimum Cardholder Monthly Payment Rate, if any, for such Series, (q) the minimum amount of the JCPR Amount required to be maintained as a percentage of the amount of Principal Receivables (which percentage, subject to any limitations specifically set forth in the Supplement relating to any then outstanding Series, will be applicable to determine whether any pay out event, or other similar event has occurred with respect to all Series outstanding at the time such Supplement is executed), (r) the extent to which, if any, any portions of payments to be made to JCPR or the holder of the Exchangeable Certificate shall be made available for distribution to the certificateholders of such Series and (s) any other terms permitted by the Pooling and Servicing Agreement including, without limitation, (i) the method of determining investor percentages for such Series, (ii) the method of allocating and paying collections allocable to such Series, (iii) provisions creating different or additional security or other credit enhancement for such Series, (iv) provisions subordinating such Series to other Series or other Series (except the Certificates) to such Series to the extent permitted in the Supplement relating to such other Series and (v) any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series (all such terms, the "Principal Terms" of such Series). JCPR may offer any such Series to the public under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration thereunder directly, through one or more underwriters, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by JCPR. Series E is the fifth Series to be issued by the Trust. JCPR may offer, from time to time, additional Series issued by the Trust. See "--Prior Issuance of Certificates Outstanding" with respect to the Principal Terms of the Series B and Series C Certificates, the two outstanding Series issued by the Trust.

  The Pooling and Servicing Agreement provides that JCPR may perform Exchanges and define Principal Terms such that each Series has a period during which accumulation or amortization of the principal amount thereof is intended to occur and which may have a different length and begin on a different date than such period of any other Series. Further, events that cause the early amortization of the principal amount of any Series in the manner generally described under the section entitled "Controlled Accumulation Period" and "Rapid Amortization Period" in the Prospectus Summary hereof may occur with respect to certain Series but not with respect to other Series. Thus, certain Series may not be accumulating principal or amortizing, while other Series are accumulating principal or amortizing. Moreover, each Series may have the benefit of an irrevocable letter of credit or other form of credit enhancement issued by an issuer different from the issuer of the letter of credit with respect to any other Series. Under the Pooling and Servicing Agreement, the Trustee will hold each such letter of credit or other form of credit enhancement only on behalf of the Series to which it relates. After payments of amounts in respect of the certificates of any outstanding Series, any remaining collections of Finance Charge Receivables with respect to any Series will be paid to the letter of credit bank that issued the letter of credit relating to such Series, or paid to JCPR with respect to any Series which is initially issued without the benefit of any form of credit enhancement. The Pooling and Servicing Agreement also provides that JCPR may specify different interest rates and monthly servicing fees and facility fees with respect to each Series. Finally, JCPR has the option under the Pooling and Servicing Agreement to vary between Series the terms upon which such Series may be repurchased by JCPR. There is no limit on the number of Exchanges that JCPR may effect under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.

  Under the Pooling and Servicing Agreement and pursuant to a Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided for in the Pooling and Servicing Agreement. JCPR may perform an Exchange by notifying the Trustee at least five business days in advance (using an "Exchange Notice") of the date upon which the Exchange is to occur ("Exchange Date"). Each Exchange Notice will state the names of any Series to be issued on the related Exchange Date and, with respect to each such Series: (a) its initial principal amount, (b) its interest rate (or formula used to determine such rate) and (c) the issuer of the letter of credit, repurchase letter of credit or other form of credit enhancement, if any, which is expected to provide credit enhancement with respect to it. On such Exchange Date, the Pooling and Servicing Agreement provides that the Trustee will only issue any such Series upon delivery to it of the following: (a) a Supplement in form satisfactory to the Trustee signed by JCPR and JCPenney and specifying the Principal Terms of such Series, (b) the letter of credit, repurchase letter of credit or other instrument providing credit enhancement, if any, (c) if a letter of credit or other form of credit enhancement is required by the Supplement, a reimbursement or other appropriate agreement with respect thereto executed by JCPR and the issuer of the letter of credit or other credit enhancement instrument, (d) letters from each Rating Agency confirming that the issuance of such Series will not result in the withdrawal or reduction of the rating of any prior outstanding Series, (e) an officer's certificate of JCPR to the effect that the issuance of such Series will not, in the reasonable judgment of JCPR, cause a pay out event or similar event with respect to any Series or an event which, with notice or lapse of time, or both, would cause such an event, in each case with respect to any outstanding Series, including the Certificates, (f) an opinion of counsel to the effect that the certificates of such Series should be characterized as indebtedness of JCPR under existing law for federal income tax purposes and (g) the existing Exchangeable Certificate. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Certificate and issue such Series and a new Exchangeable Certificate, each dated the Exchange Date.

PRIOR ISSUANCE OF CERTIFICATES OUTSTANDING

  The table below sets forth the principal characteristics of the Series B and Series C Certificates, the other Series heretofore issued by the Trust and currently outstanding. For more specific information with respect to any Series, prospective investors should contact JCPenney. JCPenney will provide, without charge, to any prospective purchaser of the Certificates, a copy of the disclosure document for any outstanding previous publicly-issued Series. Requests should be addressed to Treasurer, J. C. Penney Company, Inc., P. O. Box 10001, Dallas, Texas 75301.

SERIES B

 Initial Investor Amount....................... $350,000,000
 Certificate Rate.............................. 8.95%
 Investor Amount............................... $350,000,000
 Investor Percentage of Principal Receivables.. Investor Amount as of the
                                                end of the prior month
                                                divided by the aggregate
                                                Principal Receivables as
                                                of such time
 Monthly Servicing Fee......................... 0.75%
 Letter of Credit Bank......................... Credit Suisse, a Swiss
                                                banking corporation
                                                acting through its New
                                                York branch
 Remaining Letter of Credit Amount............. $42,000,000
 Minimum JCPR Percentage....................... 10%
 Repurchase Terms.............................. Optional repurchase of the Series B Certificates
                                                by JCPR on any
                                                Distribution Date on or
                                                after the Investor Amount
                                                is reduced to an amount
                                                less than or equal to
                                                $35,000,000.
                                                Mandatory repurchase of
                                                the Series B Certificates
                                                by JCPR on any
                                                Distribution Date on or
                                                after the Investor Amount
                                                is reduced to an amount
                                                less than or equal to
                                                $21,000,000, plus the
                                                amount, if any, then
                                                available (but not more
                                                than $14,000,000) under
                                                the Letter of Credit
 Commencement of Amortization Period........... May 1, 1999

SERIES C

 Initial Investor Amount....................... $375,000,000
 Certificate Rate.............................. 9.625%
 Investor Amount............................... $375,000,000
 Investor Percentage of Principal Receivables.. Investor Amount as of the end
                                                of the prior month divided by
                                                the aggregate Principal
                                                Receivables as of such time
 Monthly Servicing Fee......................... 0.75%
 Letter of Credit Bank......................... Credit Suisse, a Swiss banking corporation acting through its
                                                New York branch
 Interest Exchange Contract Provider........... Credit Suisse, a Swiss banking corporation acting through its
                                                New York branch
 Remaining Letter of Credit Amount............. $7,476,884 as of October 15,
                                                1998
 Minimum JCPR Percentage....................... 10%
 Reacquisition of Receivables.................. Mandatory reacquisition of
                                                Receivables allocable to the
                                                Investor Amount by JCPR in an
                                                amount equal to the excess, if
                                                any, of the Investor Amount
                                                over the amount available under
                                                the Letter of Credit on any
                                                Funding Date following the
                                                month during which the Investor
                                                Amount is reduced to an amount
                                                less than or equal to
                                                $37,500,000 and the amount
                                                available under the Letter of
                                                Credit is less than
                                                $18,750,000, but only to the
                                                extent of the available amount
                                                of the Repurchase Letter of
                                                Credit; in addition, if the
                                                Investor Amount is reduced to
                                                an amount less than $37,500,000
                                                on the Scheduled Distribution
                                                Date, mandatory reacquisition
                                                of any remaining Receivables
                                                allocable to the Investor
                                                Amount by JCPR on the Scheduled
                                                Distribution Date
 Commencement of Accumulation Period........... December 31, 1997
 Scheduled Distribution Date................... June 15, 2000

TRANSFER OF RECEIVABLES

  JCPR has transferred to the Trust all its right, title and interest in and to all the Receivables in the Accounts and in and to all Receivables thereafter created in such Accounts. See "Description of the Receivables Purchase Agreement." On the Closing Date, JCPenney, as Servicer, will deliver to the Trustee a certificate setting forth JCPenney's best estimate of the aggregate amounts of the Principal Receivables and Finance Charge Receivables as of the close of business on the day preceding the Closing Date.

  In connection with the transfer of the Receivables to the Trust, JCPR has indicated, or will indicate, in its computer files, and has caused or will cause, as the case may be, JCPenney to indicate in its computer files as provided in the Receivables Purchase Agreement, that the Receivables have been sold or transferred to JCPR by JCPenney and transferred by JCPR to the Trust. In addition, JCPR has provided or will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing each Account, identified by account number and by total outstanding balance. JCPR has not and will not deliver to the Trustee any other records or agreements relating to the Accounts or Receivables. The records and agreements relating to the Accounts and the Receivables maintained by JCPR or the Servicer have not been and will not be segregated by JCPR or the Servicer from other documents and agreements relating to other credit card accounts and receivables and will not be stamped or marked to reflect the transfer of the Receivables to the Trust, but the computer records of JCPR and JCPenney have been and will be marked to evidence such transfers. Each of JCPR and JCPenney have filed or will file a financing statement under the Uniform Commercial Code ("UCC") with respect to the Receivables meeting the requirements of state law in Texas and in the jurisdictions in which the books and records relating to the Accounts are maintained. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables."

  Pursuant to the Pooling and Servicing Agreement, JCPR may, and under certain circumstances and subject to certain limitations and conditions shall, require JCPenney to designate from time to time Additional Accounts to be included as Accounts and to sell or transfer to JCPR, pursuant to the Receivables Purchase Agreement, all Receivables then existing and thereafter created in such Additional Accounts. All Receivables so acquired by JCPR have been and will be transferred by JCPR to the Trust. See "--Addition of Accounts." JCPR may also (under certain circumstances and subject to certain limitations and conditions) remove Accounts as described in "--Removal of Accounts."

REPRESENTATIONS AND WARRANTIES

  JCPR and JCPenney each represents and warrants to the Trust to the effect that, among other things, (a) as of the Closing Date, it is duly incorporated and in good standing and has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Receivables Purchase Agreement and (b) as of the date of the addition of the Receivables of Additional Accounts, each Account was an Eligible Account (as hereinafter defined). If any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to JCPR and JCPenney by the Trustee or to JCPR, JCPenney and the Trustee by Certificateholders holding Certificates representing not less than 25% of the Investor Amount, the Trustee or Certificateholders holding Certificates representing not less than 25% of the Investor Amount may give notice to JCPR and JCPenney (and to the Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period. See "--Pay Out Events."

  JCPR also represents and warrants to the Trust relating to the Receivables to the effect, among other things, that (a) as of the Closing Date, each of the Receivables then existing is an Eligible Receivable (as hereinafter defined) and (b) as of the date any new Receivable is created, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event of a breach of any representation and warranty set forth in this paragraph or the second paragraph under "Description of the Receivables Purchase Agreement--Representations and Warranties," within 60 days, or such longer period as may be agreed to by the Trustee, of the earlier to occur of the discovery of such breach by JCPR or receipt of written notice of such breach by JCPR, JCPR shall accept retransfer of each Principal Receivable as to which such breach relates (each, an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, that no such retransfer shall be required to be made with respect to such Ineligible Receivable if, on any day within such 60-day period (or such longer period as may be agreed to by the Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects or if the aggregate amount of Ineligible Receivables outstanding at any time does not, in the sole reasonable judgment of JCPR, have a material adverse effect on the interest of the Trust in the Receivables as a whole, including the ability of the Servicer in JCPR's sole reasonable judgment to collect the Receivables. JCPR shall accept retransfer of each such Ineligible Receivable by directing the Servicer to deduct the principal balance of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the amount of the JCPR Amount. If the exclusion of an Ineligible Receivable from the calculation of the JCPR Amount would cause the JCPR Amount to be a negative number, on the date of retransfer of such Ineligible Receivable JCPR shall make a deposit in the Collection Account in immediately available funds in an amount equal to the amount by which the JCPR Amount would be reduced below zero. Such deposit will be considered a repayment in full of the Ineligible Receivable. The obligation of JCPR to accept retransfer of any Ineligible Receivable is the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable.

  JCPR also represents and warrants to the Trust to the effect, among other things, that as of the Closing Date (a) the Pooling and Servicing Agreement constitutes a legal, valid and binding obligation of JCPR and (b) the Pooling and Servicing Agreement and the Receivables Purchase Agreement, collectively, constitute a valid transfer to the Trust of all right, title and interest of JCPR and JCPenney in and to the Receivables, whether then existing or thereafter created in the Accounts, and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificateholders) or the grant of a first priority perfected security interest in such Receivables (except for certain tax liens not then due or which JCPenney or JCPR is contesting) and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificateholders), which is effective as to each Receivable upon the transfer thereof to the Trust or upon its creation, as the case may be. If the breach of any of the representations and warranties described in this paragraph or the third paragraph under "Description of the Receivables Purchase Agreement--Representations and Warranties" materially adversely affects the interests of the Certificateholders, either the Trustee or the holders of certificates evidencing undivided interests in the Trust aggregating not less than 25% of the investor amount of all Series, by written notice to JCPR (and to the Trustee and the Servicer if given by the certificateholders), may direct JCPR to accept retransfer of the Receivables within 45 days of such notice, or within such longer period specified in such notice. JCPR will be obligated to accept retransfer of such Receivables on a Distribution Date occurring within such applicable period. Such retransfer will not be required to be made, however, if at any time during such applicable period the representations and warranties shall then be true and correct in all material respects. The deposit amount for such retransfer will be equal to the investor amount of all Series on the last day of the Monthly Period preceding the Distribution Date on which the retransfer is scheduled to be made plus an amount equal to all interest accrued but unpaid on the certificates of each Series at the applicable certificate rates through such last day of the Monthly Period, less the amount transferred to the Distribution Account from the Finance Charge Account in respect of interest on the certificates of each Series for the month ending on such last day of the preceding Monthly Period. The payment of this deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a prepayment in full of the investor amounts and will be distributed upon presentation and surrender of the certificates. If the Trustee or certificateholders give a notice as provided above, the obligation of JCPR to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the Trustee or the certificateholders.

  An "Eligible Account" is defined to mean each Account which is payable in United States dollars and which is serviced in any credit service center of JCPenney which is located in the United States. An "Eligible Receivable" is defined to mean each Receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance, in all material respects, with all requirements of law applicable to JCPenney or JCP Card Bank, as applicable, and JCPR and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to JCPenney or JCP Card Bank, as applicable, and JCPR, (c) with respect to which all consents or authorizations of, or registrations with, any governmental authority required to be obtained or given by JCPenney or JCP Card Bank, as applicable, and JCPR in connection with the creation of such Receivable or in connection with the execution, delivery and performance by JCPenney or JCP Card Bank, as applicable, and JCPR of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its creation, JCPenney or JCP Card Bank, as applicable, JCPR or the Trust had good and marketable title free and clear of all liens and security interests arising under or through JCPenney, JCP Card Bank or JCPR (other than certain tax liens for taxes not then due or which JCPenney or JCPR is contesting), (e) which is the legal, valid and binding payment obligation of the related cardholder, legally enforceable against such cardholder in accordance with its terms (with certain bankruptcy-related exceptions) and (f) which constitutes an "account" under Article 9 of the UCC as in effect in Texas at the time of the transfer and any other state in which the Servicer's books and records relating to the Account are located.

  It is not required or anticipated that the Trustee make or will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with JCPR's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before April 15 of each year, and has so delivered for each year since 1989, an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

ADDITION OF ACCOUNTS

  Subject to the conditions specified below, JCPR may designate from time to time additional qualifying JCPenney credit card accounts (which may be from any billing cycles) ("Additional Accounts") to be included as Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. In addition, if, during any period of 30 consecutive days during the Revolving Period, the JCPR Amount averaged over that period is less than 10% of the average Principal Receivables, JCPR will, under the Receivables Purchase Agreement, cause JCPenney to transfer the Receivables of additional qualifying JCPenney credit card accounts to be included as Accounts, and JCPR will purchase Receivables in such Additional Accounts (which may be in any of JCPenney's billing cycles) under the Receivables Purchase Agreement and transfer such Receivables to the Trust in a sufficient amount so that the average of the JCPR Amount as a percent of the average Principal Receivables during such 30-day period would have, if the Receivables from such Accounts had been transferred to the Trust as of the first day of such 30-day period, at least equalled 10%. JCPR may reduce or increase the 10% figure set forth above in any future Supplement, provided such figure will not be reduced below 5% as long as the Certificates are outstanding.

  Except as provided in the following paragraph, JCPR may designate Additional Accounts only upon satisfaction of the following conditions: (i) JCPR shall give the Trustee and the Servicer five business days notice of the proposed addition, (ii) each Additional Account shall be an Eligible Account, (iii) if any such Additional Account is being added (except as described in the preceding paragraph) and such addition would cause the Principal Receivables to exceed $50,000,000 more than the greater of (x) the amount of Principal Receivables in the Trust on the Closing Date or (y) the amount of Principal Receivables in the Trust when the provisions of this clause (iii) were last complied with, such addition shall be accompanied by a letter from each Rating Agency to the effect that such addition would not adversely affect the rating of the Certificates, (iv) JCPR shall give the Trustee an executed transfer agreement together with a list of such Additional Accounts, (v) JCPR shall represent and warrant that no selection procedures believed by JCPR to be materially adverse to the interests of the Certificateholders were used in selecting or adding such Additional Accounts, (vi) JCPR shall represent and warrant that the transfer of such Additional Accounts constitutes a valid transfer to the Trust of all right, title and interest of JCPR in and to the Receivables in such Additional Accounts, whether then existing or thereafter created, and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificateholders) or the grant of a first priority perfected security interest in such Receivables (except for certain tax liens not then due or which JCPenney or JCPR is contesting) and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificateholders), which is effective as to each Receivable upon the transfer thereof to the Trust or upon its creation, as the case may be, (vii) JCPR shall deliver an officer's certificate confirming the items specified in clauses (ii) (iv), (v) and (vi) above, (viii) JCPR shall deliver an opinion of counsel in respect of such addition in the form specified in the Pooling and Servicing Agreement and (ix) JCPR shall notify each Rating Agency of such proposed addition of Additional Accounts.

  Additional Accounts opened in Cycles One, Two, Three or Four (or any other billing cycle of which substantially all the Receivables have been transferred to the Trust in the future) during the normal operation of JCPenney's credit card business may also be added to the Trust automatically on a daily basis. In connection with any such automatic addition of Additional Accounts, JCPR will be required to satisfy the condition specified in clause (iv) in the preceding paragraph within five days after the first day of the calendar month next succeeding the calendar month in which such Additional Accounts were added to the Accounts and the conditions specified in clauses (v) and (vi) in the preceding paragraph as of the date any such Additional Account is added to the Accounts.

REMOVAL OF ACCOUNTS

  Subject to the conditions specified below, JCPR may, but is not obligated to, remove from the Trust all Receivables from the Removed Accounts; provided, however, that JCPR shall not make more than one such designation in any Monthly Period. JCPR shall be permitted to designate and require retransfer to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the Principal Receivables of the Removed Accounts shall equal or exceed 2% of the aggregate amount of the Principal

Receivables in the Trust at such time and each Rating Agency shall have delivered to the Trustee a letter confirming that such removal will not adversely affect the rating of the Certificates; (ii) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of JCPR, cause a pay out event or similar event with respect to any outstanding Series, or an event which, with notice or lapse of time, or both, would constitute such an event, with respect to any such Series; (iii) JCPR shall have delivered to the Trustee for execution a written retransfer agreement and a computer file, microfiche or written list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Principal Receivables in such Removed Accounts; (iv) JCPR shall represent and warrant that no selection procedures believed by JCPR to be materially adverse to the interests of the Certificateholders were used in selecting the Removed Accounts to be removed from the Trust; and (v) JCPR shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (iv) above. JCPR will also have the right to remove all Receivables in specified Accounts, without complying with the conditions specified in clauses (i), (ii), (iv) and (v) above, in the limited circumstances described in "--Defaulted Receivables and Rebates."

COLLECTION AND OTHER SERVICING PROCEDURES

  Pursuant to the Pooling and Servicing Agreement, the Servicer is responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures in effect for servicing credit card receivables comparable to the Receivables, as such policies and procedures may be modified from time to time by the Servicer. The Servicer is not required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables.

TRUST ACCOUNTS

  The Trustee has established in the name of the Trust three segregated trust accounts for the benefit of the Certificateholders and certificateholders of other Series, a "Finance Charge Account," a "Principal Account" and a "Distribution Account," each established with a "Qualified Institution" (defined generally as a depository institution or trust company, which may include the Trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a certificate of deposit rating of P-1 by Moody's Investors Service, Inc. ("Moody's") and of A-1 by Standard & Poor's Corporation ("Standard & Poor's") and which is a member of the FDIC). Amounts in such accounts are allocated among the various Series outstanding, and all payments to certificateholders of a particular Series, and payments of other amounts allocable to such Series, are paid solely out of the amounts on deposit in such Accounts which have been allocated to that Series. The Servicer has established and maintains, or has caused to be established and maintained, in the name of the Trust, for the benefit of certificateholders of all Series, a "Collection Account" (a non-interest bearing segregated account established with a Qualified Institution). Funds in the Principal Account and the Finance Charge Account are invested, at the direction of the Servicer, in
(i) obligations fully guaranteed by the United States of America, (ii) time deposits in or bankers' acceptances issued by deposit or depository institutions or trust companies, the certificates of deposit of which have the highest rating from each of Moody's and Standard & Poor's or the long-term unsecured debt obligations of which have one of the two highest ratings from Moody's and Standard & Poor's, (iii) certificates of deposit having, at the time of the Trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's, (iv) demand deposits in any depository institution or trust company described in clause (ii) above, (v) money market funds which have the highest rating from, or have otherwise been approved in writing by, Moody's and Standard & Poor's, (vi) commercial paper which has the highest rating from Moody's and Standard & Poor's and (vii) certain open end diversified investment companies (collectively, "Permitted Investments"). Any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account are paid to JCPR. The Servicer has the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Finance Charge Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Pooling and Servicing Agreement. The Paying Agent has the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders. The Paying Agent shall initially be The Chase Manhattan Bank.

PRINCIPAL FUNDING ACCOUNT

  The Trustee will establish and maintain with a Qualified Institution the Principal Funding Account as a segregated trust account held for the benefit of the Certificateholders, the Class B Interest Holder and the Class C Interest Holder. During the Controlled Accumulation Period, the Trustee at the direction of the Servicer shall transfer or cause to be transferred collections in respect of Principal Receivables (other than Reallocated Principal Collections) from the Principal Account to the Principal Funding Account as described under "--Application of Collections."

  Funds on deposit in the Principal Funding Account will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be included in Class A Available Funds and, if applicable, Class B Available Funds.

SUBORDINATION

  The Series E Investor Interests will be subordinated to the extent necessary to fund certain payments with respect to the Certificates. In addition, the Class C Investor Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Investor Interest. Certain principal payments otherwise allocable to the Class B Investor Interest may be reallocated to cover amounts in respect of the Certificates and the Class B Investor Interest may be reduced if the Class C Investor Interest is equal to zero. Similarly, certain principal payments allocable to the Class C Investor Interest may be reallocated to cover amounts in respect of the Certificates and the Class B Investor Interest and the Class C Investor Interest may be reduced. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Investor Interest in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal distributable to the Class B Interest Holder, and the amounts available to be distributed with respect to interest on the Class B Investor Interest, will be reduced. See "--Investor Percentage and JCPR Percentage," "--Reallocation of Cash Flows" and "--Application of Collections--Excess Spread."

INVESTOR PERCENTAGE AND JCPR PERCENTAGE

  Pursuant to the Pooling and Servicing Agreement, with respect to each Monthly Period the Servicer will allocate among the Investor Interest, the investor interest for all other Series issued and outstanding and the JCPR Amount, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Default Amounts with respect to such Monthly Period. Each "Monthly Period" will be the period from and including the first day of a calendar month to and including the last day of such calendar month (other than the initial Monthly Period, which will
commence on and include the Closing Date and end on and include    , 1998).

  Collections of Finance Charge Receivables and Default Amounts at any time (except as described in the following sentence) and collections of Principal Receivables during the Revolving Period will be allocated to the Investor Interest based on the Floating Investor Percentage. The "Floating Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the initial Investor Interest), except that such numerator as applied to Finance Charge Receivables during the Rapid Amortization Period shall be the Adjusted Investor Interest as of the close of business on the last day preceding the commencement of the Rapid Amortization Period, and the denominator of which is the greater of (x) the aggregate amount of Principal Receivables as of the close of business on the last day of the preceding Monthly Period (or with respect to the first calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the day immediately preceding the Closing Date and with respect to the second calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the last day of the first calendar month in the first Monthly Period) and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination. Such amounts so allocated will be further allocated between the Certificateholders, the Class B Interest Holder and the Class C Interest Holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Class C Floating Allocation, respectively. The "Class A Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class B Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class C Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class C Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

  Collections of Principal Receivables during the Controlled Accumulation Period or the Rapid Amortization Period, as the case may be, will be allocated to the Investor Interest based on the Fixed Investor Percentage. The "Fixed Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of (x) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series for such Monthly Period. Such amounts so allocated will be further allocated between the Certificateholders, the Class B Interest Holder and the Class C Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Class C Fixed Allocation, respectively. The "Class A Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Class B Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Class C Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class C Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

  "Class A Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class A Investor Interest, minus (b) the aggregate amount of principal payments made to Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Transfer Dates preceding such date; provided, however, that the Class A Investor Interest may not be reduced below zero.

  "Class A Adjusted Investor Interest" for any date means an amount equal to the Class A Investor Interest minus the funds on deposit in the Principal Funding Account (in an amount not to exceed the Class A Investor Interest) on such date.

  "Class B Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class B Investor Interest, minus (b) the aggregate amount of principal payments made to Class B Interest Holder prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Class B Principal Collections for all prior Transfer Dates for which the Class C Investor Interest has not been reduced, minus (e) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates as described under "--Defaulted Receivables; Rebates", and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Class B Investor Interest may not be reduced below zero.

  "Class B Adjusted Investor Interest" for any date means an amount equal to the Class B Investor Interest minus the excess, if any, of the funds on deposit in the Principal Funding Account over the Class A Investor Interest (such excess not to exceed the Class B Investor Interest) on such date.

  "Class C Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class C Investor Interest, minus (b) the aggregate amount of principal payments made to the Class C Interest Holder prior to such date, minus (c) the aggregate amount of Class C Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Principal Collections for all prior Transfer Dates, minus (e) an amount equal to the aggregate amount by which the Class C Investor Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates as described under "--Defaulted Receivables; Rebates," and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and
(e); provided, however, that the Class C Investor Interest may not be reduced below zero.

  "Class C Adjusted Investor Interest" for any date means an amount equal to the Class C Investor Interest minus the excess, if any, of the funds on deposit in the Principal Funding Account over the sum of the Class A Investor Interest and the Class B Investor Interest (such excess not to exceed the Class C Investor Interest) on such date.

  "Adjusted Investor Interest" for any date means an amount equal to the sum of the Class A Adjusted Investor Interest, the Class B Adjusted Investor Interest and the Class C Adjusted Investor Interest.

  The Floating Investor Percentage and the Fixed Investor Percentage are each sometimes referred to herein as an "Investor Percentage."

  The Pooling and Servicing Agreement provides that the Servicer will allocate collections between Finance Charge Receivables and Principal Receivables using a formula based on the aggregate amount of finance charges assessed on the Accounts, net of any write-downs of finance charges in Defaulted Accounts, during each monthly billing cycle. For each processing day in any monthly billing cycle, collections in respect of the Receivables for Accounts in such billing cycle are allocated first to Finance Charge Receivables, until the cumulative amount thereof equals a pro rata portion of the Finance Charge Receivables scheduled to be received during such billing cycle (calculated as if an equal amount of Finance Charge Receivables were received on each such processing day), and then to Principal Receivables. The Servicer may, however, adopt another method to effect such allocation which the Servicer in good faith believes more accurately reflects the actual amount of Finance Charge Receivables and Principal Receivables collected. Any such estimates are binding for all purposes on the Certificateholders, the Trustee and JCPR.

  The JCPR Percentage with respect to any Monthly Period equals 100% minus the sum of the applicable Investor Percentage for such Monthly Period and the applicable investor percentages calculated for each Series outstanding.

DISCOUNT OPTION

  JCPR may at any time designate a specified fixed or variable percentage (the "Discount Percentage"), which may not exceed 3% unless the Rating Agency Condition is satisfied, of the amount of Receivables arising in the Accounts that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables. Such designation may be applicable to one or more Series. Such designation will become effective upon satisfaction of the requirements set forth in the Pooling and Servicing Agreement, including that such designation shall not, in the reasonable belief of JCPR, cause a Pay Out Event to occur. On the date of processing of any collections, the product of the Discount Percentage and collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly.

SHARED COLLECTIONS OF FINANCE CHARGE RECEIVABLES

  To the extent that collections of Finance Charge Receivables allocated to a Series are not needed to make payments to certificateholders of such Series or other payments required in respect of such Series, such collections ("Excess Finance Charge Collections") may be applied to cover shortfalls in amounts payable from collections of Finance Charge Receivables allocable to one or more other Series. Series E will be entitled to its pro rata share of any such Excess Finance Charge Collections. There can be no assurance, however, that such Excess Finance Charge Collections will be available to cover such shortfalls.

REALLOCATION OF CASH FLOWS

  With respect to each Transfer Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which the sum of (a) Class A Monthly Interest due on the related Distribution Date and overdue Class A Monthly Interest and Class A Additional Interest, if any, (b) the Class A Servicing Fee for the related Monthly Period and overdue Class A Servicing Fee, if any, and (c) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. If the Class A Required Amount is greater than zero, Excess Spread allocated to Series E and available for such purpose will be used to fund the Class A Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class A Required Amount, first, Reallocated Class C Principal Collections and, then, Reallocated Class B Principal Collections will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread, are insufficient to fund the remaining Class A Required Amount for such related Monthly Period, then the Class C Investor Interest (after giving effect to reductions for any Class C Charge-Offs and Reallocated Principal Collections on such Transfer
Date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Class C Investor Interest to be a negative number, the Class C Investor Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections for which the Class C Investor Interest was not reduced on such Transfer Date) will be reduced by the amount by which the Class C Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over the amount of such reduction, if any, of the Class C Investor Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over the amount of the reductions, if any, of the Class C Investor Interest and the Class B Investor Interest with respect to such Monthly Period). Any such reduction in the Class A Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Certificateholders. In such case, the Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "--Defaulted Receivables; Rebates."

  With respect to each Transfer Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly

Interest due on the related Distribution Date and overdue Class B Monthly Interest and Class B Additional Interest, if any, and (ii) if JCPenney or an affiliate thereof is no longer the Servicer, the Class B Servicing Fee for the related Monthly Period and overdue Class B Servicing Fee, if any, exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread allocated to Series E not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class B Required Amount, Reallocated Class C Principal Collections not required to fund the Class A Required Amount for the related Monthly Period will be used to fund the remaining Class B Required Amount. If such Reallocated Class C Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Class C Investor Interest (after giving effect to reductions for any Class C Charge-Offs and Reallocated Principal Collections on such Transfer Date and after any adjustments made thereto for the benefit of the Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such a reduction would cause the Class C Investor Interest to be a negative number, the Class C Investor Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Class C Investor Interest would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the amount of such reduction of the Class C Investor Interest), and the Class B Interest Holder will bear directly the credit and other risks associated with its interest in the Trust. See "--Defaulted Receivables; Rebates."

  Reductions of the Class A Investor Interest or the Class B Investor Interest described above shall be reimbursed by, and the Class A Investor Interest or the Class B Investor Interest increased to the extent of, Excess Spread available for such purposes on each Transfer Date. See "--Application of Collections--Excess Spread." When such reductions of the Class A Investor Interest and the Class B Investor Interest have been fully reimbursed, reductions of the Class C Investor Interest shall be reimbursed until reimbursed in full in a similar manner.

  "Required Amount" for any Monthly Period means the sum of (a) the Class A Required Amount and (b) the Class B Required Amount, each for such Monthly Period.

  "Reallocated Class B Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Class B Investor Interest for such Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date.

  "Reallocated Class C Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Class C Investor Interest for such Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Class C Investor Interest after giving effect to any Class C Charge-Offs for the related Transfer Date.

  "Reallocated Principal Collections" for any Monthly Period means the sum of
(a) the Reallocated Class B Principal Collections for such Monthly Period, if any, and (b) the Reallocated Class C Principal Collections for such Monthly Period, if any.

APPLICATIONS OF COLLECTIONS

  Allocations. The Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables; provided, however, that the Servicer will generally be permitted to retain all such collections for its own use until the business day preceding each Transfer Date so long as (i) JCPenney is the Servicer, (ii) the short-term unsecured debt obligations of JCPenney are rated at least A-1 by Standard & Poor's and P-1 by Moody's and (iii) no Servicer Default (as hereinafter defined) exists. The Servicer will then withdraw the following amounts from the Collection Account on the day any such deposit is made for application as indicated:

    (a) an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into the Finance Charge Account for the account of the Certificates;

    (b) during the Revolving Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be paid to JCPR (or, in certain limited circumstances to the Class C Interest Holder); and

    (c) during the Controlled Accumulation Period or the Rapid Amortization Period, as the case may be, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be deposited into the Principal Account.

  After the end of each Monthly Period in which there are Net Recoveries allocable to the Investor Amount, the amount thereof will be deposited by JCPR in the Finance Charge Account during the Revolving Period or transferred from the Principal Account to the Finance Charge Account during the Controlled Accumulation Period or the Rapid Amortization Period, as the case may be. Any amounts not paid or deposited as provided above will be paid to the holder of the Exchangeable Certificate or the holders of certificates of other Series. No payment will be made to JCPR pursuant to clause (b) above or to the holder of the Exchangeable Certificate if such payment would reduce the JCPR Amount below zero. As long as the JCPR Amount is zero, amounts which would be paid to the holder of the Exchangeable Certificate will be reallocated among the outstanding Series, and amounts which would be paid to the holder of the Exchangeable Certificate will be retained until the JCPR Amount is positive or a Pay Out Event occurs.

  Payment of Interest, Fees and Other Items. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Class C Available Funds in the Finance Charge Account in the following priority:

    (a) On each Transfer Date, an amount equal to the Class A Available Funds will be distributed in the following priority:

      (i) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Certificateholders on such Distribution Date;

      (ii) an amount equal to the Class A Servicing Fee for the related Monthly Period, plus the amount of any overdue Class A Servicing Fee, will be paid to the Servicer;

      (iii) an amount equal to the Class A Investor Default Amount, if any, for the related Monthly Period will be treated as a portion of Available Investor Principal Collections and deposited into the Principal Account for such Transfer Date; and

      (iv) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

    (b) On each Transfer Date, an amount equal to the Class B Available Funds will be distributed in the following priority:

      (i) an amount equal to Class B Monthly Interest for the related Distribution Date, plus the amount of any overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to the Class B Interest Holder on such Distribution Date;

      (ii) if JCPenney or an affiliate thereof is no longer the Servicer, an amount equal to the Class B Servicing Fee, plus the amount of any overdue Class B Servicing Fee, for the related Monthly Period, will be paid to the Servicer; and

      (iii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

    (c) On each Transfer Date, an amount equal to the Class C Available Funds will be distributed in the following priority:

      (i) if JCPenney or an affiliate thereof is no longer the Servicer, an amount equal to the Class C Servicing Fee, plus the amount of any overdue Class C Servicing Fee, for the related Monthly Period will be paid to the Servicer; and

      (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

  "Class A Monthly Interest" with respect to any Distribution Date will equal one-twelfth of the product of (a) the Class A Certificate Rate and (b) the outstanding principal balance of the Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Certificates at the Class A Certificate Rate for the period from and including the Closing Date through but excluding
   , 1998.

  "Class B Monthly Interest" means, initially, zero. However, JCPR may, subsequent to the issuance of the Certificates, set an interest rate for the Class B Investor Interest, which shall not exceed the applicable U.S. Treasury rate, based on the remaining term to maturity of the Class B Investor Interest at the time such interest rate is set, plus 200 basis points or a floating rate equivalent of such rate at such time (the "Class B Rate"), without the consent of the Certificateholders.

  "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class B Floating Allocation of collections of Finance Charge Receivables and Net Recoveries allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period and (b) the investment proceeds of amounts on deposit in the Principal Funding Account allocable to the Class B Investor Interest.

  "Class C Available Funds" means, with respect to any Monthly Period, an amount equal to the Class C Floating Allocation of collections of Finance Charge Receivables and Net Recoveries allocated to the Investor Interest with respect to such Monthly Period.

  "Excess Spread" means, with respect to any Transfer Date, an amount equal to the sum of the amounts described in clause (a)(iv), clause (b)(iii) and clause
(c)(ii) above.

  Excess Spread. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread with respect to the related Monthly Period, to make the following distributions in the following priority:

    (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund the Class A Required Amount; provided, however, that in the event the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread, such Excess Spread shall be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (a)(i) above under""--Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (a)(ii) above under "--Payment of Interest, Fees and Other Items" and third to pay amounts due with respect to such Transfer Date pursuant to clause (a)(iii) above under "--Payment of Interest, Fees and Other Items";

    (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (c) an amount equal to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund the Class B Required Amount and will be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (b)(i) above under "--Payment of Interest, Fees and Other Items," second to payment of amounts due with respect to such Transfer Date pursuant to clause (b) (ii) above under

  "--Payment of Interest, Fees and Other Items" and third, the amount remaining, up to the Class B Investor Default Amount, will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (d) if JCPenney or an affiliate thereof is the Servicer, an amount equal to the Class B Servicing Fee, plus the amount of any overdue Class B Servicing Fee, for the related Monthly Period will be paid to the Servicer;

    (e) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (f) an amount equal to the Class C Monthly Interest for such Transfer Date, plus the amount of any Class C Monthly Interest previously due but not distributed to the Class C Interest Holder on a prior Transfer Date, will be distributed to the Class C Interest Holder;

    (g) if JCPenney or an affiliate thereof is the Servicer, an amount equal to the Class C Servicing Fee, plus the amount of any overdue Class C Servicing Fee, for the related Monthly Period will be paid to the Servicer;

    (h) an amount equal to the aggregate Class C Default Amount, if any, for such Transfer Date will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (i) an amount equal to the aggregate amount by which the Class C Investor Interest has been reduced below the Required Class C Investor Interest for reasons other than the payment of principal to the Class C Interest Holder (but in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below; and

    (j) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (i) above shall be paid to JCPR.

  "Class C Monthly Interest" means, initially, zero. However, JCPR may, subsequent to the issuance of the Certificates, set an interest rate for the Class C Investor Interest, which shall not exceed the applicable U.S. Treasury rate, based on the remaining term to maturity of the Class C Investor Interest at the time such interest rate is set, plus 200 basis points or a floating rate equivalent of such rate at such time (the "Class C Rate"), without the consent of the Certificateholders.

  Payments of Principal. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "--Principal Payments" above) on deposit in the Principal Account in the following priority:

    (a) on each Transfer Date with respect to the Revolving Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

      (i) an amount equal to the Class C Monthly Principal will be paid to the Class C Interest Holder; and

      (ii) the balance will be paid to JCPR;

    (b) on each Transfer Date with respect to the Controlled Accumulation Period or the Rapid Amortization Period, as the case may be, all such Available Investor Principal Collections will be deposited or distributed in the following priority:

      (i) an amount equal to Class A Monthly Principal will be deposited in the Principal Funding Account (during the Controlled Accumulation Period) or distributed (on the related Distribution Date) to the Certificateholders (during the Rapid Amortization Period); and

      (ii) an amount equal to Class B Monthly Principal will, after an amount equal to the Class A Investor Interest has been deposited in the Principal Funding Account (taking into account deposits to be made on such Transfer Date), be deposited in the Principal Funding Account (during the Controlled Accumulation Period) or, after the Class A Investor Interest has been paid in full (taking into account payments to be made on the related Distribution Date), distributed (on the related Distribution Date) to the Class B Interest Holder (during the Rapid Amortization Period);

    (c) on each Transfer Date with respect to the Controlled Accumulation Period or the Rapid Amortization Period, as the case may be, in which a reduction in the Required Class C Investor Interest has occurred, Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal will be applied to reduce the Class C Investor Interest to the Required Class C Investor Interest; and

    (d) on each Transfer Date with respect to the Controlled Accumulation Period or the Rapid Amortization Period, as the case may be, the balance of Available Investor Principal Collections not applied pursuant to (b) and
  (c) above, if any, will be paid to JCPR.

  "Class A Monthly Principal" with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, as the case may be, prior to the payment in full of the Class A Investor Interest, will equal the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest prior to any distributions with respect to such Transfer Date.

  "Class B Monthly Principal" with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, as the case may be, beginning with the Transfer Date immediately preceding the Distribution Date on which the Certificates will be paid in full (after taking into account payments to be made on the related Distribution Date), will equal the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date), (ii) for each Transfer Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Transfer Date (minus the Class A Monthly Principal with respect to such Transfer Date) and (iii) the Class B Adjusted Investor Interest prior to any distributions with respect to such Transfer Date.

  "Class C Monthly Principal" means (a) with respect to any Transfer Date relating to the Revolving Period following any reduction of the Required Class C Investor Interest pursuant to clause (iii) of the proviso in the definition thereof, an amount equal to the lesser of (i) the excess, if any, of the Class C Investor Interest (after giving effect to reductions for any Class C Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of Certificateholders and the Class B Interest Holder on such Transfer Date) over the Required Class C Investor Interest on such Transfer Date and (ii) the Available Investor Principal Collections on such Transfer Date or (b) with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, as the case may be, an amount equal to the lesser of (i) the excess, if any, of the Class C Investor Interest (after giving effect to reductions for any Class C Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of Certificateholders and the Class B Interest Holder on such Transfer Date) over the Required Class C Investor Interest on such Transfer Date and (ii) the excess, if any, of (A) the Available Investor Principal Collections on such Transfer Date over (B) the sum of the Class A Monthly Principal and the Class B Monthly Principal for such Transfer Date.

  "Controlled Accumulation Amount" means for any Transfer Date with respect to the Controlled Accumulation Period, $91,666,666.67.

  "Deficit Controlled Accumulation Amount" means (a) on the first Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Transfer Date over the amount of Class A Monthly Principal for the related Distribution Date and (b) on each subsequent Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the applicable Controlled Deposit Amount for such subsequent Transfer Date over the amount of Class A Monthly Principal for the related Distribution Date.

REQUIRED CLASS C INVESTOR INTEREST

  The "Required Class C Investor Interest" with respect to any Transfer Date means (a) initially $60,365,854 and (b) thereafter on each Transfer Date an amount equal to 9.0% of the sum of the Class A Adjusted Investor Interest and the Class B Adjusted Investor Interest on such Transfer Date, after taking into account payments to be made on the related Distribution Date, and the Class C Adjusted Investor Interest on the prior Transfer Date after any adjustments made on such prior Transfer Date, but not less than $20,121,951; provided, however, that (i) if certain reductions in the Class C Investor Interest are made or if a Pay Out Event occurs, the Required Class C Investor Interest for such Transfer Date shall equal the Required Class C Investor Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event, (ii) in no event shall the Required Class C Investor Interest exceed the sum of the unpaid principal amount of the Certificates and the Class B Investor Interest as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date and (iii) the Required Class C Investor Interest may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

  With respect to any Transfer Date, if the Class C Investor Interest is less than the Required Class C Investor Interest, certain Excess Spread, if available, will be allocated to increase the Class C Investor Interest to the extent of such shortfall.

DEFAULTED RECEIVABLES; REBATES

  On or before each Transfer Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (a) the Floating Investor Percentage and (b) the product of (i) the excess, if any, of the aggregate amount of Receivables in Defaulted Accounts charged off in such Monthly Period over Recoveries collected during such Monthly Period and (ii)
1.00 minus the percentage of Receivables (other than Receivables in Defaulted Accounts) constituting Finance Charge Receivables determined as of the last day of such Monthly Period (the "Default Amount"). A portion of the Investor Default Amount will be allocated to the Certificateholders (the "Class A Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class A Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Interest Holder (the "Class B Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class B Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class C Interest Holder (the "Class C Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class C Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period.

  On each Transfer Date, if the Class A Investor Default Amount for such Transfer Date exceeds the amount of Class A Available Funds, Excess Spread and Reallocated Principal Collections available to fund such amount with respect to the Monthly Period immediately preceding such Transfer Date as described under "--Application of Collections--Excess Spread," the Class C Investor Interest (after giving effect to reductions for any Class C Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not more than the lesser of the Class A Investor Default Amount and the Class C Investor Interest (after giving effect to reductions for any Class C Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Class C Investor Interest to be a negative number, the Class C Investor Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date for which the Class C Investor Interest is not reduced) will be reduced by the amount by which the Class C Investor Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not more than the Class A Investor Default Amount for such Transfer Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Certificateholders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread allocated and available for such purpose as described under "--Application of Collections--Excess Spread."

  On each Transfer Date, if the Class B Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Class C Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Transfer Date as described under "--Application of Collections--Excess Spread," the Class C Investor Interest (after giving effect to reductions for any Class C Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess but not more than the lesser of the Class B Investor Default Amount and the Class C Investor Interest (after giving effect to reductions for any Class C Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) for such Transfer Date. In the event that such reduction would cause the Class C Investor Interest to be a negative number, the Class C Investor Interest will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Class C Investor Interest would have been reduced below zero, but not more than the Class B Investor Default Amount for such Transfer Date (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Class C Investor Interest (after giving effect to reductions for any Class C Charge-Offs and any Reallocated Class C Principal Collections on such Transfer Date) and the amount of any portion of the Class B Investor Interest allocated to the Certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Investor Interest) on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "-- Application of Collections--Excess Spread."

  On each Transfer Date, if the Class C Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread which is allocated and available to fund such amount as described under "--Application of Collections--Excess Spread," the Class C Investor Interest will be reduced by the amount of such excess but not more than the lesser of the Class C Investor Default Amount and the Class C Investor Interest for such Transfer Date (a "Class C Investor Charge-Off" and, together with Class A Investor Charge-Offs and Class B Investor Charge-Offs, "Investor Charge-Offs"). The Class C Investor Interest will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Class C Investor Interest allocated to the Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Investor Interest to avoid a reduction in the Class B Investor Interest. The Class C Investor Interest will thereafter be reimbursed on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections-- Excess Spread."

  On any day that the Servicer adjusts the amount of any Principal Receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder or through a fraudulent or counterfeit charge, the amount of the JCPR Amount in the Trust will be increased or reduced, on a net basis, by the amount of the adjustment. The JCPR Amount will also be decreased on each day on which the Receivables in an Account are removed from the Trust because the obligor on such Account has been transferred, at the request of such obligor, to a billing cycle of the accounts of which are not included in the Accounts. If such reduction would cause the JCPR Amount to be reduced below zero, JCPR shall deposit into the Collection Account cash in the amount of such deficit.

REPURCHASE; FINAL PAYMENT OF PRINCIPAL; TERMINATION

  JCPR will have the option to effect the repurchase of the Investor Interest on any Distribution Date on or after the Class A Expected Final Distribution Date; provided, however, that if the long-term unsecured debt obligations of JCPenney are not rated at least Baa-3 by Moody's at the time of such repurchase, such repurchase may only be made if the Trustee receives an opinion of counsel to the effect that the transfer of funds by

JCPenney to JCPR to finance such repurchase would not constitute a fraudulent conveyance under applicable law. JCPR will, to the extent necessary, fund such repurchase through a transfer of an interest in the Exchangeable Certificate to JCPenney. See "Description of the Receivables Purchase Agreement--Certain Covenants." The repurchase price of the Certificates will be equal to 100% of the Investor Interest plus accrued and unpaid interest thereon through the Distribution Date on which the repurchase occurs and minus amounts on deposit on such day in respect of the Investor Interest in the Finance Charge Account, the Principal Account, the Principal Funding Account and the Distribution Account.

  In any event, if the Investor Amount has not been reduced to zero on or
prior to    , 2007, final payment in respect of the Certificates as of such day is required to be made on such day. Any such final payment will be funded by the proceeds of the sale, to the extent necessary, of an amount of Receivables equal to a percentage of the Investor Amount equal to 100% plus the lesser of the JCPR Percentage or the minimum percentage of Principal Receivables in the Trust required to be maintained by JCPR.

  The Trust will terminate on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the holders of all Series then outstanding and the holder of the Exchangeable Certificate consents thereto, and all right, title and interest in and to the Receivables and other funds of the Trust (other than funds on deposit in the Distribution Account) will be transferred to JCPR. Subject to prior termination as provided above, the Pooling and Servicing Agreement provides that the Trust will terminate automatically on September 5, 2088 ("Scheduled Termination Date"), subject to extension in certain circumstances.

PAY OUT EVENTS

  As described above, the Revolving Period will continue through     , 2003,
unless a Pay Out Event occurs prior to such date. A Pay Out Event refers to any of the following events:

    (a) failure on the part of JCPR or JCPenney (i) to make any payment or deposit on the date required under the Pooling and Servicing Agreement (or within five business days after such date), (ii) to observe or perform in any material respect the covenant of JCPR not to transfer the Receivables except as contemplated by the Pooling and Servicing Agreement and not to suffer certain liens to exist with respect to the Receivables or (iii) to observe or perform in any material respect any other covenants or agreements of JCPR or JCPenney in the Pooling and Servicing Agreement or, to the extent assigned to the Trust, in the Receivables Purchase Agreement, which continues unremedied for a period of 60 days after written notice thereof from the Trustee or the holders of Certificates representing not less than 25% of the Investor Amount;

    (b) any representation or warranty made by JCPR or JCPenney in the Pooling and Servicing Agreement or any information required to be given by JCPR to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 60 days (or, if such breach cannot be cured within such time, a longer period if JCPR or JCPenney, as the case may be, shall be proceeding diligently to cure such breach) after written notice from the Trustee or the holders of Certificates representing not less than 25% of the Investor Amount and as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that a Pay Out Event, as provided in this clause (b), shall not be deemed to occur thereunder if JCPR has accepted retransfer of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions thereof;

    (c) certain events of bankruptcy, insolvency or receivership relating to JCPR or JCPenney;

    (d) any reduction of the average Portfolio Yield for any three consecutive Monthly Periods to a rate which is less than the Base Rate;

    (e) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act");

    (f) a failure by JCPR to transfer Receivables from Additional Accounts to the Trust after the average JCPR Amount for any 30-day period shall represent less than 10% (or such greater or lesser percentage as may be specified in any future supplement) of the average amount of Principal Receivables for such 30-day period and such failure shall continue unremedied for a period of 30 days after notice thereof by the Trustee; or

    (g) any Servicer Default (as hereinafter defined) occurs which would have a material adverse effect on the Certificateholders.

  In the case of any event described in clause (a) or (b), a Pay Out Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, either the Trustee or Certificateholders evidencing undivided interests aggregating not less than 25% of the Investor Amount, by written notice to JCPR and the Servicer (and to the Trustee if given by the Certificateholders), declare that a Pay Out Event has occurred as of the date of such notice. In the case of any event described in clause (g), a Pay Out Event will be deemed to have occurred only if either the Trustee or Certificateholders evidencing undivided interests aggregating not less than 25% of the aggregate principal amount of all Series, by written notice to JCPR and the Servicer (and to the Trustee if given by the Certificateholders), declare that a Pay Out Event has occurred with respect to all Series as of the date of such notice. In the case of any event described in clause (c) or (e), a Pay Out Event with respect to all Series, and in the case of any event described in clause (d) or (f), a Pay Out Event with respect to the Certificates will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. In such event, distributions of principal to the Certificateholders will begin on the first Distribution Date following the month in which the Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period
begins earlier than     , 2003, Certificateholders will begin receiving
distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the Certificates.

  In addition to the consequences of a Pay Out Event discussed above, if pursuant to certain provisions of federal law, JCPR becomes party to any bankruptcy or similar proceeding (other than as a claimant) and, if such proceeding is not voluntary and is not dismissed within 90 days of its institution, JCPR will on the date of such event immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Within 15 days, the Trustee will publish a notice of such event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner. Unless otherwise instructed within 90 days of the date of such publication by the holders of certificates of all Series then outstanding representing undivided interests aggregating more than 50% of the investor amount of all Series then outstanding, the Trustee will sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections on the Receivables and the Investor Percentage of such proceeds allocable to the Certificates will be distributed to the Certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The share of the Servicer's compensation allocable to the Investor Interest with respect to any Transfer Date (the "Investor Servicing Fee") shall be equal to one-twelfth of the product of (a) 2.0% (the "Servicing Fee Rate") and
(b) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, with respect to the first
Transfer Date, the Investor Servicing Fee shall be equal to $   .

  The share of the Investor Servicing Fee allocable to the Certificateholders with respect to any Transfer Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Allocation, (b) the Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class A Servicing Fee shall be
equal to $   . The share of the Investor Servicing Fee allocable to the Class
B Interest Holder with respect to any Transfer Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class B Floating Allocation, (b) the Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class B
Servicing Fee shall be equal to $   . The share of the Investor Servicing Fee
allocable to the Class C Interest Holder with respect to any Transfer Date (the "Class C Servicing Fee") shall be equal to one-twelfth of the product of
(a) the Class C Floating Allocation, (b) the Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class C Servicing Fee shall be equal to $ . The remainder of the Servicer's compensation shall be paid by JCPR or other Series (as provided in the related Supplements). The Class A Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Application of Collections--Payment of Interest, Fees and Other Items."

  The Servicer will pay from its servicing compensation the expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of independent accountants. The Servicer's estimated average out-of-pocket expenses incurred in connection with the collection of Receivables that have been charged off will be netted against recoveries of such Receivables.

CERTAIN MATTERS REGARDING THE SERVICER

  The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. The Servicer may delegate any of its servicing duties to any person or entity that agrees to conduct such duties in accordance with JCPenney's credit card guidelines and the Pooling and Servicing Agreement; however, such delegation will not relieve the Servicer of its obligation to perform such duties in accordance with the Pooling and Servicing Agreement.

  The Pooling and Servicing Agreement provides that JCPenney, as initial Servicer, will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by them and arising out of the activities of the Trust or the Trustee; provided, however, that JCPenney shall not indemnify (a) the Trustee for liabilities imposed by reason of fraud, negligence, breach of fiduciary duty or misconduct by the Trustee in the performance of its duties under the Pooling and Servicing Agreement, (b) the Trust or the Certificateholders for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust or the Certificateholders as to any losses, claims, damages or liabilities incurred by a Certificateholder in its capacity as an investor, including without limitation, losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible or (d) the Trust or the Certificateholders for any liabilities, costs or expenses of the Trust or the Certificateholders arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust or the Certificateholders in connection with the Trust or the Certificateholders to any taxing authority. The Pooling and Servicing Agreement provides that neither JCPR nor the Servicer nor any of their respective directors, officers, employees or agents is under any other liability to the Trust, the Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling and Servicing Agreement. Neither JCPR nor the Servicer nor any of their respective directors, officers, employees or agents is protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of JCPR, the Servicer or any such person in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which in its opinion may expose it to any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

  Any entity into which, in accordance with the Pooling and Servicing Agreement, the Servicer may be merged or consolidated or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, upon execution of a supplement to the Pooling and Servicing Agreement and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Pooling and Servicing Agreement, will be the successor to the Servicer under the Pooling and Servicing Agreement.

SERVICER DEFAULTS

  In the event of any Servicer Default (as hereinafter defined), either the Trustee, or certificateholders representing undivided interests aggregating not less than 51% of the aggregate investor amount of all Series, by written notice to the Servicer (and to the Trustee if given by the certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof. The rights and interests of JCPR under the Pooling and Servicing Agreement and in the JCPR Amount will not be affected by such termination. The Trustee shall as promptly as possible appoint a successor Servicer and, if no successor Servicer has been appointed by the Trustee and has accepted its appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Pooling and Servicing Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible Servicers and JCPenney delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, then the Trustee shall offer JCPR the right to accept retransfer of all the Receivables. The deposit amount for such a retransfer shall be equal to the higher of the outstanding principal balance of the Certificates and all certificates of other Series, plus accrued interest thereon at the certificate rate for each Series, through the date of transfer and the average bid price quoted by two recognized dealers for a similar security rated in the highest rating category by a Rating Agency and having a remaining maturity substantially similar to the maturity of such Series.

  A "Servicer Default" refers to any of the following events:

    (a) failure by the Servicer to make any payment, transfer or deposit or any drawing under any letter of credit or other form of credit enhancement for any other Series, or to give instructions to the Trustee to make any withdrawal, or to give notice to the Trustee of any drawing required to be made by the Servicer under any such letter of credit or other form of credit enhancement, on the date the Servicer is required to do so under the Pooling and Servicing Agreement (or within five business days after such date);

    (b) a failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the Certificateholders or the holders of certificates of any other Series which continues unremedied for a period of 60 days after written notice by the Trustee or holders of certificates evidencing undivided interests in the Trust aggregating not less than 25% of the investor amount of all Series, or the delegation by the Servicer of its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

    (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement, or in any certificate delivered pursuant to the Pooling and Servicing Agreement or any Supplement, proves to have been incorrect when made which has a material adverse effect on the rights of the Certificateholders or the holders of certificates of any other Series, and which continues to be incorrect in any material respect for a period of 60 days (or, if such default cannot be cured within such time, a longer period if the Servicer shall be proceeding diligently to cure such default) after written notice by the Trustee or holders of certificates evidencing undivided interests in the Trust aggregating not less than 25% of the investor amount of all Series; or

    (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer.

REPORTS TO CERTIFICATEHOLDERS

  On each Distribution Date, the Paying Agent will forward to each Certificateholder of record a statement prepared by the Servicer setting forth: (a) the total amount distributed on the Certificates, (b) the amount of the distribution on such Distribution Date allocable to principal on the Certificates, (c) the amount of the distribution allocable to interest on the Certificates, (d) the respective amounts of collections of Principal Receivables, Finance Charge Receivables and Net Recoveries, if any, processed during the preceding month and allocated to the Certificates, (e) the aggregate amount of Principal Receivables and the applicable Investor Amount as a percentage of the aggregate amount of the Principal Receivables in the Trust as of the end of the last day of the related Monthly Period, (f) the aggregate outstanding balance of Accounts which are one, two, three, four, five and six or more months delinquent by class of delinquency as of the end of the last day of such Monthly Period, (g) the Investor Default Amount for such Monthly Period, (h) the amount of Investor Charge Offs for such Monthly Period or the amount of reimbursements of previous Investor Charge Offs, (i) the amount of the Investor Servicing Fee for such Monthly Period, and (j) the Pool Factor as of the end of the last day of such Monthly Period. The "Pool Factor" is an eight-digit decimal expressing the ratio of the Investor Amount as of any such time to the aggregate face amount of the Certificates.

  On or before January 31 of each calendar year, beginning with 1999, JCPR will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record a statement prepared by JCPR containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders to prepare their tax returns.

EVIDENCE AS TO COMPLIANCE

  The Pooling and Servicing Agreement provides that on or before April 15 of each calendar year, beginning in 1999, the Servicer will cause a firm of independent certified public accountants to furnish: (1) A report to the effect that such firm has examined the monthly servicer's certificates for the preceding annual period in accordance with standards established by the American Institute of Certified Public Accountants; and (2) A report to the effect that, in connection with their examination no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with specified sections of the Pooling and Servicing Agreement, except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such report. The Trustee will make such reports available for inspection by Certificateholders upon request.

  The Pooling and Servicing Agreement provides for delivery to the Trustee on or before April 15 of each calendar year, and has so delivered for each year since 1989, of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fully performed its obligations under the Pooling and Servicing Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

TRANSFER OF ACCOUNTS AND ASSUMPTION OF JCPENNEY'S AND JCPR'S OBLIGATIONS

  Upon the satisfaction of certain conditions, JCPenney and JCPR may transfer all or a portion of JCPenney's or JCP Card Bank's consumer open end credit card accounts and the receivables arising thereunder, which may include all, but not less than all, of the Accounts and JCPenney's and JCPR's remaining interest in the Receivables arising thereunder and in the Trust (collectively, the "Assigned Assets"), together with all servicing functions and other obligations under the Receivables Purchase Agreement and the Pooling and Servicing Agreement or relating to the transactions contemplated thereby (collectively, the "Assumed Obligations"), to another entity (the "Assuming Entity") which may be an entity that is not affiliated with JCPenney or JCPR. Pursuant to the Series E Supplement, following the respective final payment dates of the Series B and Series C Certificates, JCPenney and JCPR shall be permitted to assign, convey and transfer the Assigned Assets and the Assumed Obligations to the Assuming Entity, without the consent or approval of Certificateholders if the following conditions, among others, are satisfied:
(i) the Assuming Entity, the Trustee and JCPenney or JCPR, as the case may be, shall have entered into an assumption agreement providing for the Assuming Entity to assume the Assumed Obligations, including the obligations under the Receivables Purchase Agreement and the Pooling and Servicing Agreement, as the case may be, to transfer the Receivables arising under the Accounts to JCPR or the Trust, as the case may be, (ii) all filings required to perfect the interest of JCPenney, JCPR or the Trustee, as the case may be, in the Receivables arising under such Accounts shall have been duly made and copies thereof shall have been delivered to the Trustee, (iii) the Rating Agency Condition, (iv) JCPenney, JCPR, or the Trustee, as the case may be, shall have received an opinion of counsel with respect to clauses (i) and (ii) above and as to certain other matters and (v) the Trustee shall have received an opinion as to certain tax matters. After a permitted transfer and assumption, JCPenney will have no further liability or obligation under the Receivables Purchase Agreement and Pooling and Servicing Agreement, other than those liabilities that arose prior to such transfer, and JCPenney and JCPR will remain liable for all representations, warranties and covenants made by them prior to such transfer.

AMENDMENTS

  The Pooling and Servicing Agreement and any Supplement may be amended by JCPR, the Servicer and the Trustee, without certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, or to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any Supplement which are not inconsistent with the provisions of the Pooling and Servicing Agreement or any Supplement. No such amendment, however, may adversely affect in any material respect the interests of existing certificateholders; provided, however, that any Supplement may contain provisions permitted under "--Exchanges" above.

  The Pooling and Servicing Agreement and any Supplement may also be amended by JCPR, the Servicer and the Trustee (a) with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66 2/3% of the investor amounts of all Series adversely affected or (b) following the respective final payment dates of the Series B and Series C Certificates, by satisfying the Rating Agency Condition for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Supplement or of modifying in any manner the rights of Certificateholders. Except as permitted pursuant to the provisions described in "--Exchanges" above, no such amendment, however, may
(a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Certificate, (b) change the definition of or the manner of calculating the Investor Amount, the Investor Percentage or the Investor Default Amount or (c) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of each Certificateholder affected thereby. Promptly following the execution of any amendment to the Pooling and Servicing Agreement or any Supplement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder.

LIST OF CERTIFICATEHOLDERS

  At such time, if any, as Definitive Certificates have been issued, upon written request of certificateholders of record representing undivided interests in the Trust aggregating not less than 5% of the investor amount of all Series, after having been adequately indemnified by such certificateholders for its costs and expenses, and having given the Servicer notice that such report has been made, the Trustee will afford such certificateholders access during business hours to the current list of certificateholders of the Trust for purposes of communicating with other certificateholders with respect to their rights under the Pooling and Servicing Agreement. See "--Book-Entry Registration" and "--Definitive Certificates."

THE TRUSTEE

  The Fuji Bank and Trust Company is the Trustee under the Pooling and Servicing Agreement. JCPR, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, JCPR, the Servicer and any of their respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee may resign at any time, in which event JCPR will be obligated to appoint a successor Trustee. JCPR may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, JCPR will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

               DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

  The Receivables transferred to the Trust by JCPR were acquired by JCPR from JCPenney pursuant to the Receivables Purchase Agreement entered into between JCPR, as purchaser of the Receivables, and JCPenney, as seller of the Receivables. (A copy of the Receivables Purchase Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.) Under the Receivables Purchase Agreement, JCPenney has agreed to sell or transfer the Receivables then existing and thereafter created in specified Accounts to JCPR. Pursuant to the Pooling and Servicing Agreement, all such Receivables are immediately transferred by JCPR to the Trust, and JCPR has assigned its rights in, to and under the Receivables Purchase Agreement with respect to such Receivables to the Trust. The following summary describes certain terms of the Receivables Purchase Agreement and is qualified in its entirety by reference to the Receivables Purchase Agreement.

SALE OR TRANSFER OF RECEIVABLES

  Pursuant to the Receivables Purchase Agreement, JCPenney has sold or transferred to JCPR all its right, title and interest in and to (i) all of the Receivables in the Accounts and all of the Receivables thereafter created in such Accounts and (ii) the Receivables in each Additional Account added from time to time to the Accounts as of the date of such addition, whether such Receivables shall then be existing or shall thereafter be created. The purchase price of the purchased Receivables is the face amount thereof as of the time of sale and is payable by JCPR in cash or, at the election of JCPR, by assigning to JCPenney an interest in JCPR's interest in the Trust, including JCPR's interest in the Exchangeable Certificate, or a combination thereof. A portion of the transferred Receivables has been contributed by JCPenney to the capital of JCPR.

  In connection with the sale or transfer of the Receivables to JCPR, JCPenney has or will indicate in its computer files that the Receivables have been sold or transferred to JCPR by JCPenney and that such Receivables have been transferred by JCPR to the Trust. In addition, JCPenney has or will provide to JCPR a computer file or a microfiche list containing a true and complete list showing each Account, identified by account number and by total outstanding balance on the applicable cut-off date. The records and agreements relating to the Accounts and Receivables are not segregated by JCPenney from other documents and agreements relating to other credit card accounts and receivables and are not stamped or marked to reflect the sale or transfer of the Receivables to JCPR, but the computer records of JCPenney are or will be marked to evidence such sale or transfer. JCPenney has filed a UCC financing statement meeting the requirements of state law in Texas and in each of the jurisdictions in which the books and records relating to the Accounts are maintained with respect to the Receivables in the Accounts and will similarly file with respect to the Receivables in new Additional Accounts. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables."

  Pursuant to the Receivables Purchase Agreement, JCPenney will, if JCPR is required to cause JCPenney to designate Additional Accounts under the Pooling and Servicing Agreement, designate Additional Accounts to be included as Accounts under the Receivables Purchase Agreement. JCPenney and JCPR may also agree from time to time to designate Additional Accounts under the Receivables Purchase Agreement. Additional Accounts will also be automatically included as Accounts when added to Cycles One, Two, Three or Four in the normal operation of JCPenney's credit card business. JCPR may require JCPenney to repurchase Accounts designated as Removed Accounts pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates and the Pooling and Servicing Agreement--Removal of Accounts." The purchase price for accounts so designated will be an amount equal to the total recorded unpaid principal balance thereof.

REPRESENTATIONS AND WARRANTIES

  JCPenney represents and warrants to JCPR to the effect that, among other things, (a) as of the Closing Date, it is duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Receivables Purchase Agreement and (b) as of the Addition Date (or as of the date of the addition of Additional Accounts), each Account was an Eligible Account.

  JCPenney also represents and warrants to JCPR relating to the Receivables to the effect, among other things, that (a) as of the Closing Date, each of the Receivables then existing is an Eligible Receivable and (b) as of the date any new Receivable is created, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event of a breach of any representation and warranty set forth in this paragraph which results in the requirement that JCPR accept retransfer of each Ineligible Receivable as to which such breach relates pursuant to the Pooling and Servicing Agreement, then JCPenney shall repurchase such Ineligible Receivable from JCPR on the date of such retransfer. The purchase price for such Ineligible Receivable shall be the face amount thereof, of which at least the amount of any cash deposit required to be made by JCPR under the Pooling and Servicing Agreement in respect of the retransfer of such Ineligible Receivable shall be paid in cash.

  JCPenney also represents and warrants to JCPR to the effect, among other things, that as of the Closing Date (a) the Receivables Purchase Agreement constitutes a legal, valid and binding obligation of JCPenney and (b) the Receivables Purchase Agreement constitutes a valid sale or transfer to JCPR of all right, title and interest of JCPenney in and to the Receivables, whether then existing or thereafter created in the Accounts and the proceeds thereof which is effective as to each Receivable upon the creation thereof. If the breach of any of the representations and warranties described in this paragraph results in the obligation of JCPR under the Pooling and Servicing Agreement to accept retransfer of the Trust portfolio, JCPenney will repurchase the Receivables retransferred to JCPR for an amount of cash equal to the amount of cash JCPR is required to deposit under the Pooling and Servicing Agreement in connection with such retransfer.

  JCPenney has also agreed to indemnify JCPR and to hold JCPR harmless from and against any and all losses, damages and expenses (including reasonable attorneys' fees) suffered or incurred by JCPR if the foregoing representations and warranties are materially false.

CERTAIN COVENANTS

  In the Receivables Purchase Agreement, JCPenney covenants to perform its obligations under the credit card agreements relating to the Accounts and JCPenney's policies and procedures relating to the Accounts unless the failure to do so would not have a material adverse effect on the rights of the Trust, as assignee of the Receivables, or the certificateholders of the Trust. In that regard, JCPenney and its affiliates may change the terms and provisions of such credit card agreements or policies and procedures in any respect (including, without limitation, the calculation of the amount, or the timing, of charge offs), so long as any such changes are made applicable to comparable segments of the revolving credit accounts owned and serviced by JCPenney which have characteristics the same as, or substantially similar to, the Accounts.

  JCPenney also covenants that, except as required by law or as JCPenney shall deem necessary in order for JCPenney to maintain its business on a competitive basis based on a good faith assessment by JCPenney of the nature of its competition in its business, JCPenney will not reduce the finance charges or other fees, if any, assessed in respect of the Accounts if, as a result of such reduction, in JCPenney's reasonable expectation the Portfolio Yield as of the time of such reduction would be less than the highest of the base rates of all Series then outstanding.

  JCPenney further covenants that, if JCPR becomes obligated to effect the mandatory repurchase of the Certificates pursuant to the provisions of the Pooling and Servicing Agreement described in the first paragraph under "Description of the Certificates and the Pooling and Servicing Agreement-- Repurchase; Final Payment of Principal; Termination," JCPenney will provide JCPR with any funds necessary for JCPR to effect such mandatory repurchase through the purchase of an interest in JCPR's interest in the Trust.

  In addition, JCPenney expressly acknowledges and consents to JCPR's assignment of its rights relating to the Receivables under the Receivables Purchase Agreement to the Trustee for the benefit of the Certificateholders. JCPenney also agrees, for the benefit of the Trustee, that any amounts payable by JCPenney to JCPR pursuant to the Receivables Purchase Agreement that are to be paid by JCPR to the Trustee for the benefit of the Certificateholders will be paid by JCPenney, on behalf of JCPR, directly to the Trustee.

TERMINATION

  The Receivables Purchase Agreement will terminate immediately after the Trust terminates. In addition, if pursuant to certain provisions of Federal law, JCPenney becomes party to any bankruptcy or similar proceeding (other than as a claimant) and, if such proceeding is not voluntary and is not dismissed within 90 days of its institution, JCPenney will immediately cease to sell or transfer Receivables to JCPR and promptly give notice of such event to JCPR and to the Trustee.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

  JCPenney has sold or transferred the Receivables to JCPR and JCPR has transferred the Receivables to the Trust. JCPenney warrants to JCPR that the sale or transfer constitutes a valid sale or transfer to JCPR of all right, title and interest of JCPenney in and to the Receivables, and JCPR warrants to the Trustee that its transfer constitutes a valid transfer to the Trust of all right, title and interest of JCPR in and to the Receivables, except for the interest of JCPR as holder of the Exchangeable Certificate. JCPR further warrants to the Trust that if the transfer of the Receivables to the Trust does not constitute a valid transfer of the Receivables, it constitutes a grant of a security interest to the Trust in and to the Receivables. JCPR also warrants to the Trust that, if the transfer of Receivables to the Trust is deemed to create a security interest under the UCC, there exists a valid, subsisting and enforceable first priority perfected security interest in the Receivables in existence at the time of the formation of the Trust in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter in favor of the Trust on and after their creation (except for certain tax liens), in each case until termination of the Trust. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates and the Pooling and Servicing Agreement--Representations and Warranties."

  JCPenney warrants to JCPR, and JCPR warrants to the Trust, that the Receivables are "accounts" for the purposes of the UCC. Both the sale or transfer of accounts and the transfer of accounts as security for an obligation are treated under the UCC as creating a security interest therein and are subject to its provisions, and in either case the filing of appropriate financing statements is required to perfect the interests of JCPR and the Trust in the Receivables. Therefore, financing statements covering the Receivables in the Accounts have been, and in new Additional Accounts will be, filed under the UCC to protect JCPR and the Trust.

  There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables could have an interest in Receivables with priority over the Trust's interest. Under the Receivables Purchase Agreement, however, JCPenney warrants, and under the Pooling and Servicing Agreement, JCPR warrants, that JCPenney or JCPR, as the case may be, has sold or transferred the Receivables to JCPR or the

Trust, as the case may be, free and clear of the lien of any third party. In addition, JCPenney and JCPR covenant that JCPenney or JCPR, as the case may be, will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to JCPR or the Trust, as the case may be. A tax or other government lien on property of JCPenney or JCPR arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable.

CERTAIN MATTERS RELATING TO BANKRUPTCY

  JCPR does not and will not engage in any activities except purchasing accounts receivable from JCPenney, forming trusts, transferring such accounts receivable to such trusts and engaging in activities incident to, or necessary or convenient to accomplish, the foregoing. JCPR has no intention of filing a voluntary petition under the United States Bankruptcy Code or any similar applicable state law so long as JCPR is solvent and does not reasonably foresee becoming insolvent.

  The voluntary or involuntary application for relief under the United States Bankruptcy Code or any similar applicable state law with respect to JCPenney should not necessarily result in a similar voluntary application with respect to JCPR so long as JCPR is solvent and does not reasonably foresee becoming insolvent either by reason of JCPenney's insolvency or otherwise. Counsel has advised JCPenney and JCPR that (i) a voluntary application for relief under the United States Bankruptcy Code or any similar applicable state law with respect to JCPR may not lawfully be filed without the prior consent of all directors of JCPR including its independent director, (ii) subject to certain assumptions (including the assumption that separateness and corporate formalities are observed by JCPenney and JCPR), the assets and liabilities of JCPR should not be substantively consolidated with the assets and liabilities of JCPenney in the event of an application for relief under the United States Bankruptcy Code with respect to JCPenney and (iii) subject to certain assumptions (including the assumptions that separateness and corporate formalities are observed by JCPenney and JCPR and there has been no substantive consolidation of the assets and liabilities of those entities), the sale and transfer of Receivables in the Accounts by JCPenney to JCPR constitutes a valid sale and transfer and, therefore, such Receivables in the Accounts should not be property of JCPenney in the event of the filing of an application for relief by or against JCPenney under the United States Bankruptcy Code. If, however, a bankruptcy trustee for JCPenney, JCPenney as debtor in possession or a creditor of JCPenney were to take the view that JCPenney and JCPR should be substantively consolidated or that the transfer of the Receivables in the Accounts from JCPenney to JCPR (and therefore from JCPR to the Trust) should be recharacterized as a pledge of such Receivables in the Accounts, then delays in payments on the Certificates or (should the bankruptcy court rule in favor of any such trustee, debtor in possession or creditor) reductions in such payments could result.

CONSUMER PROTECTION LAWS

  The relationship between a cardholder and a credit card issuer is extensively regulated by federal and state consumer protection laws. With respect to the JCPenney credit card, the most significant federal laws are those included in the Federal Consumer Credit Protection Act. These laws require, among other things, extension of credit without regard to impermissible personal attributes (such as race or sex), disclosure of credit costs both before credit is extended and thereafter in each monthly account statement, timely response to claimed billing errors and prompt application of payments and credits against an outstanding account balance. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from JCPenney and JCPR with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set off against the obligation to pay the amount of Receivables owing. JCPR has agreed to accept from the Trust, and JCPenney has agreed to accept from JCPR, the retransfer of all Receivables that have been written off and that were not created in compliance in all material respects with the requirements of such laws. For a discussion of the Trust's rights in the case of Receivables that are not created in compliance in all material respects with applicable laws, see "Description of the Certificates and the Pooling and Servicing Agreement-- Representations and Warranties."

  Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders if such laws result in any Receivables being written off as uncollectible. See "Description of the Certificates and the Pooling and Servicing Agreement--Defaulted Receivables and Rebates."

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

                 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following discussion, summarizing certain anticipated U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the federal income tax laws that may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the federal income tax laws (for example, banks and life insurance companies). PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY, OR OTHER TAXING JURISDICTION.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

  Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to JCPenney and JCPR ("Special Tax Counsel") will, upon issuance of the Certificates, advise JCPR based on the assumptions and qualifications set forth in the opinion that the Certificates will be treated as indebtedness for federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge this conclusion.

  JCPR expresses in the Pooling and Servicing Agreement its intent that for federal, state and local income or franchise tax purposes, the Certificates will be indebtedness secured by the Receivables. JCPR agrees and each Certificateholder and Certificate Owner, by acquiring an interest in a Certificate, agrees or will be deemed to agree to treat the Certificates of such Series as indebtedness for federal, state and local income or franchise tax purposes.

  In general, the determination of whether for federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. Although the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. As set forth in its opinion, Special Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Certificate Owners.

  In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Special Tax Counsel will advise that the rationale of those cases will not apply to the transaction evidenced by a Series of Certificates, because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the Certificates of such Series as debt for federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS

  As set forth above, Special Tax Counsel will advise JCPR that the Certificates will constitute indebtedness for federal income tax purposes, and accordingly, interest thereon will be includible in income by Certificate Owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Interest received on the Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

  While it is not anticipated that the Certificates will be issued at a greater than de minimus discount, under applicable Treasury regulations (the "Regulations") the Certificates may nevertheless be deemed to have been issued with original issue discount ("OID"). This could be the case, for example, if interest payments are not treated as "qualified stated interest" because the IRS determines that (i) no reasonable legal remedies exist to compel timely payment and (ii) the Certificates do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. Applicable regulations provide that, for purposes of the foregoing test, the possibility of nonpayment due to default, insolvency, or similar circumstances, is ignored. Although this provision does not directly apply to the Certificates (because they have no actual default provisions), JCPR intends to take the position that, because nonpayment can occur only as a result of events beyond its control (principally, loss rates and payment delays on the Receivables substantially in excess of those anticipated), nonpayment is a remote contingency. Based on the foregoing, JCPR intends to take the position that interest payments on the Certificates constitute qualified stated interest. If, however, interest payments were not classified as "qualified stated interest," all of the taxable income to be recognized with respect to the Certificates would be includible in ordinary income as OID but would not be includible again when the interest is actually received.

  If the Certificates are in fact issued at a greater than de minimus discount or are treated as having been issued with OID under the Regulations, the following rules will apply. The excess of the "stated redemption price at maturity" of a Certificate over the original issue price (in this case, the initial offering price at which a substantial amount of the Certificates are sold to the public) will constitute OID. A Certificate Owner must include OID in income as interest over the term of the Certificate under a constant yield method. In general, OID must be included in ordinary income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument (a "Prepayable Instrument"), the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to a Class of Certificates (which is not clear), the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. Accordingly, each Certificate Owner should consult its own tax advisor regarding the impact to it of the OID rules if the Certificates are issued with OID. Under the Regulations, a holder of a Certificate issued with de minimus OID must include such OID in ordinary income proportionately as principal payments are made on a Class of Certificates.

  A Certificate Owner who purchases a Certificate at a discount from its adjusted issue price may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Certificates, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Certificate.

  A Certificate Owner who purchases a Certificate for an amount in excess of the sum of all amounts payable on such Certificate after the purchase date other than payment of qualified stated interest (the "Remaining Redemption Amount") shall be considered to have purchased the Certificates at a premium. Such Certificate Owner may generally elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the Certificate.

  A subsequent Certificate Owner who purchases a Certificate that was issued with OID for an amount less than or equal to the Remaining Redemption Amount but in excess of the Certificate adjusted issue price (any such excess being "acquisition premium") generally is permitted to reduce the daily portion of OID otherwise includible in such Certificate Owner's taxable income.

SALE OR OTHER DISPOSITION OF A CERTIFICATE

  In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of a Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the

Certificate Owner's tax basis in the Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Certificate). Subject to the market discount rules discussed above and to the one-year holding requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain; provided that the Certificates were held as capital assets; and provided, further, that if the rules applicable to Prepayable Instruments apply, any OID not previously accrued will be treated as ordinary income. The maximum ordinary income tax rate for individuals, estates, and trusts exceeds the maximum long-term capital gains rate for such taxpayers. In addition, capital losses generally may be used only to offset capital gains.

TAX CHARACTERIZATION OF THE TRUST

  The Pooling and Servicing Agreement permits the issuance of Classes of Certificates that are treated for federal income tax purposes either as indebtedness or as an interest in a partnership. Accordingly, the Trust could be characterized either as (i) a security device to hold Receivables securing the repayment of the Certificates of all Series or (ii) a partnership in which JCPR and certain classes of Certificateholders are partners, and which has issued debt represented by the other Class or Classes of Certificates. In connection with the issuance of Certificates of any Series, Special Tax Counsel will render an opinion to JCPR, based on the assumptions and qualifications set forth therein, that under then current law, the issuance of the Certificates of such Series will not cause the Trust to be characterized for federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation. The assumptions and qualifications set forth in such opinion will include the qualification that the opinion is limited to the issuance of the Certificates of such Series by the Trust and an assumption that any secondary transactions entered into with respect to any Class of Certificates (such as the deposit of Certificates into a second trust and the issuance of securities out of that trust) will not adversely affect the federal income tax status of the Trust.

  The opinion of Special Tax Counsel with respect to Certificates and the Trust will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus constitutes a sale of the Receivables (or an interest therein) to the Certificate Owners of one or more Series or Classes and that the proper classification of the legal relationship between JCPR and some or all of the Certificate Owners or Certificateholders of one or more Series resulting from the transaction is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. JCPR currently does not intend to comply with the federal income tax reporting requirements that would apply if any Classes of Certificates were treated as interests in a partnership or corporation.

  If the Trust were treated in whole or in part as a partnership in which some or all Certificate Owners of one or more Series were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradeable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. JCPR has taken and intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership taxable as a corporation by reason of trading of interests in the Trust other than the Certificates and other certificates with respect to which an opinion is rendered that such certificates constitute debt for federal income tax purposes. However, there can be no assurance that the Trust could not become a publicly traded partnership, because certain of the actions necessary to comply with such exceptions are not fully within the control of JCPR.

  If a transaction were treated as creating a partnership between JCPR and the Certificate Owners or Certificateholders of one or more Series, the partnership itself would not be subject to federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Certificate Owners or Certificateholders of such Series, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Certificates. Finally, if the partnership were a publicly traded partnership that qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a Certificate Owner that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner.

  If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificate Owners, possibly including Certificate Owners of a Series or Class that is treated as indebtedness. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Series or Class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

RECENT LEGISLATION

  Certain provisions of the Code provide for the creation of a new type of entity for federal income tax purposes, the "financial asset securitization trust" ("FASIT"). However, although these provisions were effective September 1, 1997, many technical issues concerning FASITs must be addressed by Treasury regulations which have not yet been issued. Although transition rules permit an entity in existence on August 31, 1997, such as the Trust, to elect FASIT status, at the present time it is not clear how outstanding interests of such an entity would be treated subsequent to such an election. The Pooling and Servicing Agreement may be amended in accordance with the provisions thereof to provide that JCPR may cause a FASIT election to be made for the Trust if JCPR delivers to the Trustee an opinion of counsel to the effect that, for federal income tax purposes, (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (ii) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or the Trust.

FOREIGN INVESTORS

  As set forth above, it is expected that Special Tax Counsel will render an opinion, upon issuance, that the Certificates will be treated as debt for U.S. federal income tax purposes. The following information describes the U.S. federal income tax treatment of investors that are not U.S. persons ("Foreign Investors") if the Certificates are treated as debt. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

  Interest, including OID, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (x) the income is "effectively connected" with the conduct by such Foreign Investor of a trade or business in the United States or (y) the Foreign Investor and each securities clearing organization bank, or other financial institution that holds the Certificates on behalf of the customer in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements and, in addition (i) the non-U.S. Certificate Owner does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of JCPR entitled to vote (or of a profits or capital interest of a trust characterized as a partnership), (ii) the non-U.S. Certificate Owner is not a controlled foreign corporation that is related to JCPR (or a trust treated as a partnership) through stock ownership, (iii) the non-U.S. Certificate Owner is not a bank receiving interest described in Code
Section 881(c)(3)(A), (iv) such interest is not contingent interest described in Code Sections 881(c)(4) and 871(h)(4) and (v) the non-U.S. Certificate Owner does not bear certain relationships to any holder of the Exchangeable Certificate other than JCPR or any holder of the Certificates of any Series not properly characterized as debt. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S. person and providing such Certificate Owner's name and address, (ii) IRS Form 1001, signed by the Certificate Owner or such Certificate Owner's agent, claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the Certificate Owner or such owner's agent, claiming exemption from withholding of tax on income effectively connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and
(y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. person.

  On October 6, 1997, the Department of Treasury issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

  A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to U.S. federal income tax on gain realized upon the sale, exchange, or redemption of a Certificate; provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and (iii) in the case of gain representing accrued interest, the conditions described in the second preceding paragraph are satisfied.

  If the interests of the Certificate Owner were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In such event the Certificate Owner would be required to file a federal income tax return and, in general, would be subject to federal income tax, including branch profits tax in the case of a Certificateholder that is a corporation, on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. federal income tax liability.

  If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

                           STATE AND LOCAL TAXATION

  The discussion above does not address the tax treatment of the Trust, the Certificates, or the Certificate Owners under state tax laws. Prospective investors are urged to consult their own tax advisors regarding state and local tax treatment of the Trust and the Certificates, and the consequences of purchase, ownership or disposition of the Certificates under any state or local tax law.

                             ERISA CONSIDERATIONS

  Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any discretionary authority or discretionary control respecting management of a plan or exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  Subject to the considerations set forth below, it is presently expected that the Certificates will be eligible for purchase by a Benefit Plan.

PLAN ASSETS ISSUES

  Plan fiduciaries must determine whether the acquisition and holding of the Certificates and the operations of the Trust would result in direct or indirect prohibited transactions if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

  Pursuant to a final regulation (the "Final Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Trust.

  The Final Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Certificates are equity interests, the Final Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferrable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) is either (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. In addition, the Final Registration provides that if a Benefit Plan invests in an "equity interest" of an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that equity participation by "benefit plan investors" is not "significant" or that another exception applies.

  Under the Final Regulation, equity participation in an entity by "benefit plan investors" is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity (other than a publicly-offered class of equity), 25% or more of the value of any class of equity interests in the entity (other than a publicly-offered class) is held by "benefit plan investors." For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such person) is disregarded. The term "benefit plan investor" is defined in the Final Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, (b) any plan described in Section 4975(e)(1) of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

  It is anticipated that interests in the Certificates will meet the criteria of publicly-offered securities as set forth above. The Underwriters expect (although no assurances can be given) that interests in the Certificates offered hereby will be held by at least 100 independent investors at the conclusion of the offering; there are no restrictions imposed on the transfer of interests in the Certificates; and interests in the Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

  If interests in the Certificates fail to meet the criteria of publicly-offered securities or investment by benefit plan investors becomes significant and the Trust's assets are deemed to include assets of Benefit Plans that are Certificateholders, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under
Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. Thus, for example, if a participant in any Benefit Plan is a cardholder of one of the Accounts, under DOL interpretations, the purchase of interests in Certificates by such plan could constitute a prohibited transaction. In addition, JCPR, JCPenney or the Underwriter may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption. Five class exemptions issued by the DOL that could apply in such event are DOL Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transaction Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.

  IN LIGHT OF THE FOREGOING, FIDUCIARIES OF A BENEFIT PLAN CONSIDERING THE PURCHASE OF INTERESTS IN CERTIFICATES SHOULD CONSULT THEIR OWN COUNSEL AS TO WHETHER THE ASSETS OF THE TRUST WHICH ARE REPRESENTED BY SUCH INTERESTS WOULD BE CONSIDERED PLAN ASSETS, AND WHETHER, UNDER THE GENERAL FIDUCIARY STANDARDS OF INVESTMENT PRUDENCE AND DIVERSIFICATION, AN INVESTMENT IN CERTIFICATES IS APPROPRIATE FOR THE BENEFIT PLAN TAKING INTO ACCOUNT THE OVERALL INVESTMENT POLICY OF THE BENEFIT PLAN AND THE COMPOSITION OF THE BENEFIT PLAN'S INVESTMENT PORTFOLIO. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules and whether all conditions for such exemptive relief would be satisfied.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

  Insurance companies considering the purchase of Certificates should consult their own employee benefits counsel or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517 (1993) ("John Hancock") and the applicability of PTE 95-60. In John Hancock, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances; however, PTE 95-60 may exempt some or all of the transactions that could occur as the result of the acquisition and holding of the Certificates by an insurance company general account from the penalties normally associated with prohibited transactions. Accordingly, investors should analyze whether John Hancock and PTE 95-60 or any other exemption may have an impact with respect to their purchase of the Certificates.

  In addition, insurance companies considering the purchase of Certificates using assets of general accounts should consult their own employee benefits counsel or other appropriate counsel with respect to the effect of the Small Business Job Protection Act of 1996 which added a new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998, that are supported by an insurer's general account. The General Account Regulations are intended to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or Federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Benefit Plan. The DOL has recently issued proposed regulations under Section 401(c). It should be noted that if the General Account Regulations are adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Benefit Plan invested in a separate account. Plan investors considering the purchase of Certificates on behalf of an insurance company general account should consult their legal advisors regarding the effect of the General Account Regulations on such purchase.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Underwriting Agreement between JCPR and the Underwriters named below (the "Underwriters"), JCPR has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Certificates set forth opposite its name:

                                                                PRINCIPAL AMOUNT
   UNDERWRITERS                                                 OF CERTIFICATES
   ------------                                                 ----------------
   Credit Suisse First Boston Corporation......................   $
   Bear, Stearns & Co. Inc.....................................   $
   Merrill Lynch, Pierce, Fenner & Smith Incorporated..........   $
                                                                  ------------
     Total.....................................................   $550,000,000
                                                                  ============

  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.

  The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions permit bids to purchase the Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Certificates to be higher than they would otherwise be in the absence of such transactions. Neither JCPR nor the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

  JCPR has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of
 % of the principal amount of the Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of % of the principal amount of the Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

  The Underwriting Agreement provides that JCPR will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

  In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with JCPenney, JCPR and their respective affiliates. In addition, the Underwriters may from time to time take positions in the Certificates and other certificates issued by the Trust.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be passed upon for JCPenney and JCPR by Charles R. Lotter, Executive Vice President, Secretary and General Counsel of JCPenney. As of October 31, 1998, Mr. Lotter owned 38,422 shares of Common Stock and Common Stock voting equivalents of JCPenney, including shares credited to his account under the Company's Savings and Profit Sharing Retirement Plan and Savings, Profit-Sharing and Stock Ownership Plan. As of October 31, 1998 he had outstanding options to purchase 64,000 shares of Common Stock.

  In addition, certain legal matters relating to the Federal tax consequences of the issuance of the Certificates will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, Special Tax Counsel for JCPenney and JCPR. Certain legal matters relating to the issuance of the Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                               INDEX OF KEY TERMS

                                                                            PAGE
TERM                                                                        NO.
----                                                                        ----
Accounts...................................................................   3
Addition Date..............................................................   4
Additional Accounts........................................................   5
Additional Interest........................................................  32
Adjusted Investor Interest.................................................  43
Assigned Assets............................................................  56
Assumed Obligations........................................................  56
Assuming Entity............................................................  56
Available Investor Principal Collections...................................  33
Base Rate..................................................................  17
Benefit Plans..............................................................  67
Cardholder Monthly Payment Rate............................................  26
Cede.......................................................................   6
Cedel......................................................................  29
Cedel Participants.........................................................  31
Certificate Owners.........................................................   1
Certificateholders.........................................................   3
Certificates...............................................................   1
Class A Additional Interest................................................  32
Class A Adjusted Investor Interest.........................................  42
Class A Available Funds....................................................  33
Class A Certificate Rate...................................................   1
Class A Expected Final Distribution Date...................................   1
Class A Fixed Allocation...................................................  42
Class A Floating Allocation................................................  42
Class A Investor Charge-Off................................................  10
Class A Investor Default Amount............................................  49
Class A Investor Interest..................................................   3
Class A Monthly Interest...................................................  47
Class A Monthly Principal..................................................  49
Class A Required Amount....................................................   9
Class A Servicing Fee......................................................  53
Class B Adjusted Investor Interest.........................................  43
Class B Available Funds....................................................  47
Class B Expected Final Distribution Date...................................  26
Class B Fixed Allocation...................................................  42
Class B Floating Allocation................................................  41
Class B Interest Holder....................................................   3
Class B Investor Charge-Off................................................  11
Class B Investor Default Amount............................................  50
Class B Investor Interest..................................................   3
Class B Monthly Interest...................................................  47
Class B Monthly Principal..................................................  49
Class B Rate...............................................................  47
Class B Required Amount....................................................   9
Class B Servicing Fee......................................................  53
Class C Adjusted Investor Interest.........................................  43
Class C Available Funds....................................................  47

                                                                            PAGE
TERM                                                                        NO.
----                                                                        ----
Class C Fixed Allocation...................................................  42
Class C Floating Allocation................................................  42
Class C Interest Holder....................................................   3
Class C Investor Charge-Off................................................  51
Class C Investor Default Amount............................................  50
Class C Investor Interest..................................................   3
Class C Monthly Interest...................................................  48
Class C Monthly Principal..................................................  49
Class C Rate...............................................................  48
Class C Servicing Fee......................................................  54
Closing Date...............................................................   7
Code.......................................................................  13
Collection Account.........................................................   7
Collateral Charge-Off......................................................  51
Commission.................................................................   2
Controlled Accumulation Amount.............................................  49
Controlled Accumulation Period.............................................   8
Controlled Deposit Amount..................................................   8
Cooperative................................................................  31
Default Amount.............................................................  49
Defaulted Account..........................................................  26
Definitive Certificates....................................................  32
Deficit Controlled Accumulation Amount.....................................   8
Depositaries...............................................................  29
Discount Percentage........................................................  44
Distribution Date..........................................................   1
DOL........................................................................  67
DTC........................................................................   6
Eligible Account...........................................................  38
Eligible Receivable........................................................  38
ERISA......................................................................  13
Euroclear..................................................................  31
Euroclear Operator.........................................................  31
Euroclear Participants.....................................................  31
Excess Finance Charge Collections..........................................  44
Excess Spread..............................................................  47
Exchange...................................................................   6
Exchange Act...............................................................   2
Exchange Date..............................................................  35
Exchange Notice............................................................  35
FASIT......................................................................  65
FDIC.......................................................................   4
Final Regulation...........................................................  67
Finance Charge Receivables.................................................   4
FIRREA.....................................................................  15
Fixed Investor Percentage..................................................  42
Floating Investor Percentage...............................................  41
Foreign Investors..........................................................  65
General Account Regulations................................................  68
Holders....................................................................  32

                                                                            PAGE
TERM                                                                        NO.
----                                                                        ----
Indirect Participants......................................................  30
Ineligible Receivable......................................................  37
Initial Class C Investor Interest..........................................  11
Investment Company Act.....................................................  52
Investor Amount............................................................   3
Investor Default Amount....................................................  50
Investor Interest..........................................................   3
Investor Percentage........................................................  43
Investor Servicing Fee.....................................................  53
IRA........................................................................  67
IRS........................................................................  62
JCP Card Bank..............................................................   3
JCPenney...................................................................   1
JCPenney credit card accounts..............................................   3
JCPenney Portfolio.........................................................   3
JCPR.......................................................................   1
JCPR Amount................................................................   4
JCPR Percentage............................................................  29
Monthly Period.............................................................  41
Moody's....................................................................  40
Net Recoveries.............................................................   7
New Regulations............................................................  66
OID........................................................................  63
Participants...............................................................  29
Pay Out Event..............................................................  26
Permitted Investments......................................................  40
Pool Factor................................................................  56
Pooling and Servicing Agreement............................................   1
Portfolio Yield............................................................  26
Prepayable Instrument......................................................  63
Principal Funding Account..................................................   8
Principal Funding Investment Proceeds......................................  41
Principal Receivables......................................................   4
Principal Terms............................................................  34
PTE........................................................................  68
Qualified Institution......................................................  40
Rapid Amortization Period..................................................   9
Rating Agency Condition....................................................  12
Reallocated Class B Principal Collections..................................  45
Reallocated Class C Principal Collections..................................  45
Reallocated Principal Collections..........................................  45
Receivables................................................................   1
Receivables Purchase Agreement.............................................   5
Recoveries.................................................................   4
Regulations................................................................  62
Remaining Redemption Amount................................................  63
Removed Accounts...........................................................   5
Required Amount............................................................  10
Required Class C Investor Interest.........................................  11
Revolving Period...........................................................   7

                                                                            PAGE
TERM                                                                        NO.
----                                                                        ----
RTC........................................................................  15
Rules......................................................................  30
Scheduled Termination Date.................................................  52
Securities Act.............................................................   2
Series.....................................................................   1
Series B Certificates......................................................   4
Series C Certificates......................................................   4
Servicer...................................................................   1
Servicer Default...........................................................  55
Servicing Fee Rate.........................................................  53
Series E...................................................................   6
Series E Investor Interests................................................   1
Special Tax Counsel........................................................  61
Standard & Poor's..........................................................  40
Supplement.................................................................   6
Terms and Conditions.......................................................  31
Transfer Date..............................................................   8
Trust......................................................................   1
Trustee....................................................................   1
UCC........................................................................  36
Underwriters...............................................................  70

-------------------------------------------------------------------------------

 NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY JCPENNEY, JCPR OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

 NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF JCPENNEY AND JCPR SINCE SUCH DATE.

                                  -----------

                               TABLE OF CONTENTS

Prospectus Summary.........................................................   3
Risk Factors...............................................................  14
JCPenney's Credit Card Business............................................  19
The Accounts...............................................................  22
JCPR, JCPenney and the Trust...............................................  25
Use of Proceeds............................................................  25
Maturity Assumptions.......................................................  26
Receivable Yield Considerations............................................  27
Description of the Certificates and the Pooling and Servicing Agreement....  28
Description of the Receivables Purchase Agreement..........................  58
Certain Legal Aspects of the Receivables...................................  60
Certain U.S. Federal Income Tax Consequences...............................  62
State and Local Taxation...................................................  67
ERISA Considerations.......................................................  67
Underwriting...............................................................  70
Legal Matters..............................................................  70
Index of Key Terms.........................................................  71

                                  -----------

 UNTIL         , 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                  JCP MASTER
                               CREDIT CARD TRUST

                               $550,000,000

               % Class A Asset Backed Certificates, Series E


                             JCP RECEIVABLES, INC.
                                  Originator

                          J. C. PENNEY COMPANY, INC.
                                   Servicer

                                  PROSPECTUS


                          CREDIT SUISSE FIRST BOSTON

                         BEAR, STEARNS & CO. INC.

                           MERRILL LYNCH & CO.


-------------------------------------------------------------------------------

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   Registration Fee................................................. $ 162,250
   Printing and Engraving...........................................   100,000*
   Trustee's Fee....................................................    20,000*
   Legal Fees and Expenses..........................................   100,000*
   Blue Sky Fees and Expenses.......................................    20,000*
   Accountants' Fees and Expenses...................................    40,000*
   Rating Agency Fees...............................................   250,000*
   Miscellaneous Fees...............................................     7,750*
                                                                     ----------
     Total.......................................................... $ 700,000*
                                                                     ==========

  --------

  * Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  As permitted by Section 102(b)(7) of the Delaware General Corporation Law, JCPR's Certificate of Incorporation contains a limitation of liability provision under which a director will not be personally liable to JCPR or its stockholders for monetary damages resulting from breaches of his fiduciary duty of care as a director, subject to certain limitations.

  The Bylaws of JCPR provide that JCPR shall indemnify an officer or director to the fullest extent permitted by the Delaware General Corporation Law.
Section 145 thereof permits indemnification of an officer or director upon a determination that such officer or director has met the applicable standard of conduct. Under Section 145, such officer or director is required to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of JCPR and, with respect to any criminal action, without reasonable cause to believe his conduct was unlawful. Section 145 does not authorize indemnification, in actions brought by or in the right of a corporation, against judgments, fines or amounts paid in settlement, nor does it provide for indemnification of expenses incurred in the defense or settlement of claims as to which a director or officer is adjudged to be liable to JCPR unless specifically authorized by the Delaware Court of Chancery or the court in which such action is brought.

  In addition, JCPenney has purchased directors' and officers' liability insurance coverage for amounts which JCPR is required or permitted to pay as indemnification of its directors and certain of its officers, and which insures such directors and officers against certain liabilities which might by incurred by them in such capacities and for which they are not entitled to indemnification by JCPR.

  Furthermore, JCPR and JCPenney, as well as their directors and officers, may be entitled to indemnification by any underwriters named in the Prospectus against certain civil liabilities under the Securities Act under agreements entered into among JCPR, JCPenney and such underwriters.

ITEM 15. RECENT SALES OF UNRESTRICTED SECURITIES

  None

ITEM 16. EXHIBITS

  (a) Exhibits

    1   --Form of Underwriting Agreement.*
    3.1 --Certificate of Incorporation of JCPR is incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-
         1 (File No. 33-22093).

    3.1(a) --Amendment dated September 9, 1988 to Certificate of Incorporation of JCPR is incorporated by reference from Exhibit 3.1(a) to the
            Registrant's Registration Statement on Form S-1 (File No. 33-
            22093).
    3.2    --Bylaws of JCPR are incorporated by reference from Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 33-
            22093).
    4.1    --Master Pooling and Servicing Agreement dated as of September 5,
            1988.*
    4.1(a) --Amendment No. 1 to Master Pooling and Servicing Agreement dated as of October 15, 1997 is incorporated by reference from Exhibit 4.1 to the Registrant's Form 8-K dated October 15, 1997 and filed with the Commission on November 12, 1997.
    4.1(b) --Form of Series E Supplement to Master Pooling and Servicing
            Agreement.*
    4.2    --Form of Series E Certificate.*
    4.3    --Receivables Purchase Agreement dated as of September 5, 1988.*
    4.3(a) --Amendment No. 1 to Receivables Purchase Agreement dated as of
            October 15, 1997 is incorporated by reference from Exhibit 4.2 to the Registrant's Form 8-K dated October 15, 1997 and filed with the
            Commission on November 12, 1997.
    5      --Opinion of Charles R. Lotter, Esq. with respect to legality.*
    8      --Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, with respect to tax matters.*
   23.1    --Consent of Charles R. Lotter, Esq. (included in Exhibit 5).*
   23.2    --Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
            Exhibit 8).*
   24      --Power of Attorney**

  --------

 * Filed herewith.

** Previously filed.

  (b) Financial Statement Schedules

  Not applicable.

ITEM 17. UNDERTAKINGS

  The undersigned Registrant hereby undertakes as follows:

  (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (b) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (c) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on November 12, 1998.

                                          JCP RECEIVABLES, INC.
                                           As Originator of the Trust and as
                                           Registrant

                                                     /s/ C. A. Walther
                                          By: _________________________________
                                                       C. A. WALTHER
                                                         President

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-1 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                          TITLE                   DATE
              ---------                          -----                   ----

              M. S. Rich*              Chairman of the Board;      November 12, 1998
______________________________________  Director
              M. S. RICH

          /s/ C. A. Walther            President (principal        November 12, 1998
______________________________________  executive and financial
            C. A. WALTHER               officer); Director

           Annette Williams*           Secretary and Treasurer     November 12, 1998
______________________________________  (principal accounting
           ANNETTE WILLIAMS             officer)

              R. S. Funk*              Director                    November 12, 1998
______________________________________
              R. S. FUNK

          J. J. Occhiogrosso*          Director                    November 12, 1998
______________________________________
          J. J. OCCHIOGROSSO

            S. A. Saggese*             Director                    November 12, 1998
______________________________________
            S. A. SAGGESE

*By: /s/ C. A. Walther
---------------------------------
  C. A. WALTHER, ATTORNEY IN FACT

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  1      --Form of Underwriting Agreement.*
  3.1    --Certificate of Incorporation of JCPR is incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form
          S-1 (File No. 33-22093).
  3.1(a) --Amendment dated September 9, 1988 to Certificate of Incorporation of
          JCPR is incorporated by reference from Exhibit 3.1(a) to the
          Registrant's Registration Statement on Form S-1 (File No. 33-22093).
  3.2    --Bylaws of JCPR are incorporated by reference from Exhibit 3.2 to the
          Registrant's Registration Statement on Form S-1 (File No. 33-22093).
  4.1    --Master Pooling and Servicing Agreement dated as of September 5,
          1988.*
  4.1(a) --Amendment No. 1 to Master Pooling and Servicing Agreement dated as of October 15, 1997 is incorporated by reference from Exhibit 4.1 to the Registrant's Form 8-K dated October 15, 1997 and filed with the
          Commission on November 12, 1997.
  4.1(b) --Form of Series E Supplement to Master Pooling and Servicing
          Agreement.*
  4.2    --Form of Series E Certificate.*
  4.3    --Receivables Purchase Agreement dated as of September 5, 1988.*
  4.3(a) --Amendment No. 1 to Receivables Purchase Agreement dated as of
          October 15, 1997 is incorporated by reference from Exhibit 4.2 to the
          Registrant's Form 8-K dated October 15, 1997 and filed with the
          Commission on November 12, 1997.
  5      --Opinion of Charles R. Lotter, Esq. with respect to legality.*
  8      --Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, with respect to tax matters.*
 23.1    --Consent of Charles R. Lotter, Esq. (included in Exhibit 5).*
 23.2    --Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
          Exhibit 8).*
 24      --Power of Attorney**

--------

 * Filed herewith.

** Previously filed.